                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/X/ Preliminary proxy statement

/ / Definitive proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               KEMPER CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               KEMPER CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

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- -------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

PRELIMINARY COPY--
                                                                         (LOGO)

KEMPER CORPORATION
Long Grove, Illinois 60049--Telephone (708) 320-4700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--MAY 11, 1994
                                                                  April   , 1994

To Our Stockholders:

You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Kemper Corporation (the "Company") at 10:30 a.m. on Wednesday, May 11, 1994, in the Stockholders Meeting Room on the 57th floor of The First National Bank of Chicago, One First National Plaza (intersection of Clark and Madison), Chicago, Illinois. Please enter on the Clark Street side of the building. The meeting is called for the purpose of considering and acting upon:

1. The election of directors.

2. The approval of the Kemper Corporation 1993 Senior Executive Long-Term Incentive Plan.

3. The approval of the Company's Performance-Based Compensation Program.

4. The ratification of the appointment of KPMG Peat Marwick as independent auditors for 1994.

5. The transaction of such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The close of business on March 17, 1994 was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of the annual meeting and having the right to vote at the meeting.

The Board of Directors appreciates the interest of the stockholders in the Company's affairs and encourages those entitled to vote at this annual meeting to take the time to do so. Consequently, regardless of whether you now expect to be personally present at the meeting, please complete, date and sign the enclosed WHITE proxy card and return it promptly. A self-addressed return envelope, requiring no postage if mailed in the United States, is enclosed for your use. You may revoke your proxy at any time before the authority granted by it is exercised. If you attend the annual meeting, you may vote in person although you have previously returned an executed proxy.

                                       By Order of the Board of Directors

                                       Kathleen A. Gallichio
                                       Corporate Secretary

PRELIMINARY COPY--

KEMPER CORPORATION
Long Grove, Illinois 60049--Telephone (708) 320-4700                      (LOGO)

PROXY STATEMENT AND FORM OF PROXY DATED APRIL   , 1994,
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 1994

GENERAL INFORMATION

This proxy statement is being used in connection with the solicitation of proxies on behalf of the Board of Directors for use at the annual meeting of stockholders of Kemper Corporation (the "Company") on May 11, 1994. Only the holders of the Company's common shares are entitled to vote at the annual meeting, and such stockholders are being asked to vote upon: (i) the election of directors; (ii) the approval of the Kemper Corporation 1993 Senior Executive Long-Term Incentive Plan; (iii) the approval of the Company's Performance-Based Compensation Program; and (iv) the ratification of the appointment of KPMG Peat Marwick as independent auditors for the Company for 1994. This proxy statement and the accompanying WHITE proxy card are first being mailed to stockholders on
or about April   , 1994.

Proxy cards properly executed and received prior to the time of the annual meeting will be voted as directed. If no direction is made, the proxy will be voted "FOR" any proposal for which no direction is indicated. Although a stockholder may have submitted a proxy, such stockholder may vote in person at the annual meeting if he or she desires. A stockholder voting by means of the enclosed proxy card has the power to revoke it at any time before it is exercised by delivering a written notice of revocation or a duly executed proxy bearing a later date to the corporate secretary of the Company at the address of the Company set forth above or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

As of the close of business on March 17, 1994, the record date for the determination of stockholders entitled to vote at the annual meeting, there were 33,152,986 shares of Kemper Corporation $5.00 par value common stock issued and outstanding. Each share of common stock issued and outstanding on the record date entitles the holder to one vote on each matter to be acted upon at the annual meeting. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

As of March 15, 1994, the following were the only persons known to management who may be deemed to beneficially own more than 5 percent of the Company's outstanding voting securities:

                                                               AMOUNT AND
                                                                 NATURE
                                                                   OF                 PERCENT
  TITLE OF                     NAME AND ADDRESS                BENEFICIAL              OF
    CLASS                    OF BENEFICIAL OWNER               OWNERSHIP              CLASS(a)
- -------------    ----------------------------------------    --------------           -----
Common Stock     Franklin Resources, Inc.                       3,145,498(b)           9.5%
($5 par          777 Mariners Island Blvd.
  value)         P.O. Box 7777
                 San Mateo, CA 94403-7777
Common Stock     Neuberger & Berman                             1,658,310(c)           5.0%
($5 par          605 Third Avenue
  value)         New York, New York 10158-3698
Common Stock     Southeastern Asset Management, Inc.            2,635,700(d)           8.0%
($5 par          860 Ridgelake Boulevard
  value)         Memphis, Tennessee 38120

- ---------------

(a) Based on the number of shares of Kemper Corporation common stock outstanding on March 17, 1994 and an assumption that share totals beneficially owned have remained equal to those reported as held at year-end 1993 or, with respect to Southeastern Asset Management, Inc., at March 15, 1994.

(b) Franklin Resources, Inc. has reported that it or its investment advisory subsidiaries have sole voting power as to 2,797,998 shares, shared voting power as to 347,500 shares, sole dispositive power as to no shares and shared dispositive power as to 3,145,498 shares.

(c) Neuberger & Berman has reported that, on behalf of many unrelated clients (no one of which holds an interest relating to 5 percent or more of the Company's outstanding voting securities), it has the sole voting power as to 402,025 shares, shared voting power as to 325,000 shares, sole dispositive power as to no shares and shared dispositive power as to 1,658,310 shares. Neuberger & Berman has also reported that partners of the firm own 155,450 shares in their personal securities accounts. Neuberger & Berman disclaims beneficial ownership of these partners' shares, noting such shares were purchased with each partner's personal funds and each partner has exclusive dispositive and voting power over the shares held in their respective accounts.

(d) Southeastern Asset Management, Inc. has reported that, as an investment advisor to various discretionary and non-discretionary accounts of its clients, it has sole voting power as to 2,018,700 shares, shared voting power as to 500,000 shares, no voting power as to 117,000 shares, sole dispositive power as to 2,135,700 shares and shared dispositive power as to 500,000 shares.

GECC'S UNSOLICITED PROPOSAL

On January 25, 1994, Gary Wendt, President and Chief Executive Officer of General Electric Capital Corporation ("GECC"), a subsidiary of General Electric Company ("GE"), telephoned David Mathis, Chairman of the Board and Chief Executive Officer of the Company, and asked to meet the next day merely to get acquainted. Mr. Mathis agreed to the meeting. On January 26, 1994, Mr. Wendt arrived with Silas Cathcart, a GE director, and Paul Street, Senior Vice President of GECC. Contrary to his stated reason for proposing the meeting, Mr. Wendt informed Mr. Mathis and Stephen Timbers, President and Chief Operating Officer of the Company, who also attended the meeting, that GECC was interested in acquiring the Company on a friendly basis for $45 per share, but would need to review the Company's real estate portfolio before doing so. Following the meeting, Mr. Wendt and other GECC representatives communicated again with Mr. Mathis and with representatives of the Company's financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"), in an effort to pursue an acquisition of the Company.

At a special meeting of the Board of Directors held February 3, 1994, Mr. Mathis and the Company's legal and financial advisors reviewed with the Board GECC's expression of interest and related matters, including whether or not a sale of the Company at this time was likely to be in the best interests of stockholders. The next day Mr. Wendt again expressed GECC's interest in acquiring the Company and sought to arrange a meeting between John Welch, Jr., Chairman of the Board and Chief Executive Officer of GE, and Mr. Mathis. Mr. Mathis said that the Company was not for sale at this time and declined. Mr. Wendt stated that GECC would continue to pursue the matter.

In a letter dated March 2, 1994, Mr. Welch reaffirmed GECC's intention to acquire the Company and made a firm proposal at a price of $55 per share, with the possibility of a higher price based on limited due diligence of the Company, particularly its real estate portfolio. In response, Mr. Mathis reiterated to Mr. Welch the Company's position that a sale at this time was not in the best interests of its stockholders, but that the proposal would be reviewed more formally at the Board's next meeting. At that meeting, held March 17, 1994, the Board reviewed the Company's financial performance and future prospects, Goldman Sachs advised the Board, based on its review of such financial and other information, that in its opinion the GECC offer of $55 per share was inadequate and, after extensive discussions among the directors and with the Company's representatives, the Board unanimously rejected GECC's proposal and determined that the Company is not for sale at this time.

On March 24, 1994, GECC made a filing that indicated it would seek to elect to the Board four former General Electric employees who are committed to a sale or merger of the Company for a price of at least $55 per share.

ELECTION OF DIRECTORS

The Company's Second Restated Certificate of Incorporation, as amended, provides that the Board of Directors shall be divided as nearly as possible among three equal classes which are designated as Classes I, II and III, with each class serving for a three-year term of office. Any person elected to fill a vacancy or a newly-created directorship holds office for the remainder of the full term of the class to which such person is elected.

On March 17, 1994, the Board of Directors nominated John T. Chain Jr., George D. Kennedy, David B. Mathis and Kenneth A. Randall, the current Class II directors, to stand for re-election at the annual meeting and, if elected, they shall hold office until the 1997 annual meeting of stockholders of the Company.

The persons named on the enclosed proxy card (Peter B. Hamilton, George D. Kennedy and David B. Mathis) have agreed to represent stockholders submitting properly executed proxy cards and to vote for the election of the four nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors, if any one or more of the nominees shall not be available for election, the persons named on the proxy card have agreed to vote for the election of such other nominees as may be proposed by the Board of Directors. The names of the four nominees for election at this annual meeting, the names of the directors whose terms continue after the meeting and the principal occupations of all such persons during the past five years are as follows:

NOMINEES TO BE ELECTED FOR TERMS EXPIRING AT THE 1997 ANNUAL MEETING (CLASS II):
John T. Chain Jr.                                                  Age 59
  Executive Vice President, Burlington Northern Railroad Co.,      Director since 1991
  Fort Worth, TX (railroad transportation) since January 1991;
  prior thereto, Commander in Chief, Strategic Air Command, and
  Director, Joint Strategic Target Planning Staff. Director of
  Northrop Corporation, RJR Nabisco Holdings and various
  subsidiaries of Burlington Northern Railroad Co.
George D. Kennedy                                                  Age 67
  Chairman of Mallinckrodt Group Inc. (formerly, IMCERA Group,     Director since 1982
  Inc.), Mundelein, IL (mining, manufacturing). Director of
  American National Can Company, Brunswick Corporation, Medical
  Care America, Inc., Illinois Tool Works, Inc., Mallinckrodt
  Group Inc., the Kemper National Insurance Companies, Scotsman
  Industries, Inc. and Stone Container Corp.
David B. Mathis                                                    Age 55
  Chairman of the Board and Chief Executive Officer of Kemper      Director since 1989
  Corporation since February 1992; prior thereto, President from
  May 1990 to September 1992, and Chief Operating Officer from
  May 1990 to February 1992; prior thereto, Executive Vice
  President. Chairman of the Board and Chief Executive Officer of
  Kemper Reinsurance Company until March 1990. Director of Kemper
  Financial Companies, Inc. and several other Company
  subsidiaries.
Kenneth A. Randall                                                 Age 66
  Corporate Director. Director of Dominion Resources, Inc.,        Director since 1981
  Dominion Energy, Inc. and Prime Retail, Inc., and trustee of the principal Oppenheimer mutual funds.
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING AT THE 1995 ANNUAL MEETING (CLASS I):
J. Reed Coleman                                                    Age 60
  Chairman of the Board of Madison-Kipp Corporation, Madison, WI   Director since 1968
  (manufacturer of precision components serving automotive and durable goods industries). Director of the Kemper National
  Insurance Companies, Lunar Corp., Madison-Kipp Corporation,
  NIBCO, Inc., Regal-Beloit Corporation and Xeruca Corporation.
Raymond F. Farley                                                  Age 69
  Corporate Director. Prior to January 1990, President and Chief   Director since 1983
  Executive Officer of S.C. Johnson & Son, Inc., Racine, WI
  (manufacturer of household and commercial cleaners, wax,
  insecticides and personal care products). Director of Hartmarx
  Corporation, Johnson International, Inc., Johnson Worldwide
  Associates and Snap-On Tools Corp.
Joseph E. Luecke                                                   Age 67
  Chairman of the Board and Chief Executive Officer of Kemper      Director since 1979
  Corporation until February 1992; President until May 1990.
  Chairman of the Board of the Kemper National Insurance
  Companies until February 1992. Director of Premark
  International, Inc.

Richard D. Nordman                                                 Age 47
  President and Chief Operating Officer of Lawter International,   Director since 1989
  Inc., Northbrook, IL (manufacturer of products for the graphic arts, adhesive and coatings industries). Director of Lawter
  International, Inc.
Stephen B. Timbers                                                 Age 49
  President and Chief Operating Officer of Kemper Corporation      Director since 1992
  since September 1992; Chief Investment Officer of Kemper
  Corporation from May 1991 until May 1993. Senior Executive Vice
  President of Kemper Financial Services, Inc. ("KFS") from March
  1990 until November 1993 and Chief Investment Officer of KFS from March 1990 until November 1993; prior thereto, Executive
  Vice President and Chief Investment Officer. Director of Kemper
  Financial Companies, Inc., several other Company subsidiaries,
  Gillett Holdings, Inc. and LTV Corporation.
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING AT THE 1996 ANNUAL MEETING (CLASS III):
John H. Fitzpatrick                                                Age 37
  Executive Vice President and Chief Financial Officer of Kemper   Director since 1990
  Corporation from May 1993; prior thereto, Senior Vice President and Chief Financial Officer from May 1990; prior thereto, Vice
  President. Director of Kemper Financial Companies, Inc. and
  several other Company subsidiaries.
Peter B. Hamilton                                                  Age 47
  Vice President and Chief Financial Officer of Cummins Engine     Director since 1992
  Company, Inc., Columbus, IN (manufacturer of diesel engines and related products). Director of various corporations that are wholly-owned by Cummins Engine Company, Inc.
Charles M. Kierscht                                                Age 54
  Executive Vice President since May 1993. Chairman of the Board,  Director since 1991
  President and Chief Executive Officer of Kemper Financial
  Companies, Inc. since July 1991; prior thereto, Executive Vice
  President. Chairman, President and Chief Executive Officer of
  KFS since July 1991; prior thereto, President and Chief
  Operating Officer. President and director or trustee of all of the registered investment companies which are managed by KFS.
  Director of Kemper Financial Companies, Inc., several other
  Company subsidiaries, Investors Fiduciary Trust Company, which is indirectly 50 percent owned by the Company, and ICI Mutual
  Insurance Company.
Daniel R. Toll                                                     Age 66
  Corporate and civic director. Director of Brown Group, Inc.,     Director since 1986
  A.P. Green Industries, Inc., Mallinckrodt Group Inc., the
  Kemper National Insurance Companies, Lincoln National
  Convertible Securities Fund, Inc., Lincoln National Income
  Fund, Inc. and NICOR, Inc.

Messrs. Chain, Coleman, Farley, Hamilton, Luecke, Nordman and Randall are presently directors of Fidelity Life Association, a Company-affiliated mutual life insurance company. If the policyholders of Fidelity Life Association elect its nominated slate of directors at their May 10, 1994 annual meeting, such persons will continue, and Messrs. Kennedy and Toll will commence, to serve as directors of Fidelity Life Association.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the shares of Kemper Corporation common stock beneficially owned as of February 1, 1994 by the directors, nominees and other persons within the group of five most highly-compensated executive officers, and by all directors, nominees and the executive officers of the Company as a group:

                                         SHARES OF $5 PAR VALUE COMMON              PERCENT
            NAME OF BENEFICIAL OWNER        STOCK BENEFICIALLY OWNED                OF CLASS
        ------------------------------   ------------------------------             --------
        John T. Chain Jr.                               3,750(1)                      *
        J. Reed Coleman                             1,518,845(1)(3)(5)(6)              4.6%
        Raymond F. Farley                               5,250(1)                      *
        John H. Fitzpatrick                            86,386(2)(6)                   *
        Peter B. Hamilton                               2,250(1)                      *
        George D. Kennedy                           1,500,845(1)(5)                    4.5%
        Charles M. Kierscht                            42,380(2)(7)                   *
        Joseph E. Luecke                              317,208(1)(2)(4)                *
        David B. Mathis                               199,081(2)                      *
        Richard D. Nordman                              5,500(1)                      *
        Kenneth A. Randall                              6,267(1)(6)                   *
        Stephen B. Timbers                             35,500(2)                      *
        Daniel R. Toll                              1,501,845(1)(5)                    4.5%
        Kathleen A. Gallichio                          52,915(2)                      *
        Directors, nominees and executive
          officers as a group (16
          persons, including the above)             2,355,767(3)(5)                    7.1%

- -------------------------
 *  Less than 1%.

(1) Includes 4,500 shares which each of Messrs. Coleman, Farley, Kennedy, Nordman, Randall and Toll, 2,750 shares which General Chain, 1,250 shares which Mr. Hamilton, and 250 shares which Mr. Luecke, can acquire within 60 days of February 1, 1994 under stock options granted pursuant to the Kemper Corporation Non-Management Director Stock Option Plan. The directors as a group can thus presently acquire 31,250 shares under these stock options.

(2) Includes the following number of shares which the following persons or group have the right to acquire within 60 days of February 1, 1994 pursuant to stock options granted under the Kemper Corporation 1982 Incentive Stock Option Plan, 1985 Amended Stock Option Plan or 1990 Stock Option Plan: Mr. Fitzpatrick, 63,430 shares; Mr. Kierscht, 17,900 shares; Mr. Luecke, 220,965 shares; Mr. Mathis, 146,955 shares; Mr. Timbers, 12,500 shares; Ms. Gallichio, 41,480 shares; and all directors and executive officers as a group, 562,910 shares.

(3) Excludes 10,839 shares held in several trusts created by Lumbermens Mutual Casualty Company ("Lumbermens"), principal company of the Kemper National Insurance Companies, for the prospective retirement benefit of certain Lumbermens officers. As a member of the distribution committee of these trusts, Mr. Coleman presently shares voting and investment power over, but disclaims beneficial ownership of, such shares.

(4) Includes 48,480 shares held in various trusts created by Mr. Luecke for the benefit of his adult children.

(5) Includes 1,496,345 shares held by Lumbermens, the James S. Kemper Foundation, American Manufacturers Mutual Insurance Company ("AMM"), another of the Kemper National Insurance Companies, and several trusts established for the benefit of Lumbermens' officers which certain of the Company's directors, to the extent they are also members of Lumbermens' or AMM's boards of directors, or trustees of the foundation, could be deemed to control either through voting or dispositive power. Such directors disclaim beneficial ownership of such shares.

(6) Includes shares owned by or for the benefit of the spouse, minor children or other relatives of the director, nominee or executive officer.

(7) Mr. Kierscht beneficially owns 42,759.65 shares of Class B Common Stock of Kemper Financial Companies, Inc. ("KFC"), a publicly-reporting subsidiary of the Company, which he: (i) can acquire within 60 days of February 1, 1994 upon the conversion of various presently convertible series of Floating Rate Convertible Subordinated Debentures issued by KFC; or (ii) can acquire within 60 days of February 1, 1994 pursuant to stock options issued under KFC's 1986 and 1988 Stock Option Plans. KFC issued Debentures to various officers and designated employees of its subsidiaries during a period extending from 1986 through 1990. The Debentures were issued in groups of five series (the series having staggered conversion and maturity dates) and are convertible into shares of KFC Class B Common Stock based on a formula price for such stock applicable when the particular series were issued. Also see COMPENSATION OF EXECUTIVE OFFICERS later in this proxy statement. Mr. Kierscht beneficially owns approximately 1.5 percent of all series of KFC Floating Rate Convertible Subordinated Debentures outstanding at February 1, 1994 and approximately 2 percent of the KFC Class B Common Stock into which his Debentures are convertible at the same date, assuming all of KFC's outstanding convertible securities and options had previously been converted or exercised.

COMMITTEES OF THE BOARD OF DIRECTORS

Effective January 14, 1994, the configuration and membership of the various committees of the Board of Directors were changed to rebalance and streamline board committee participation to promote efficiencies. Also see COMPENSATION OF DIRECTORS later in this proxy statement.

The Company has a five-member Executive Committee presently consisting of Messrs. Mathis (chairman), Chain, Farley, Kennedy and Timbers. The function of the committee is to exercise the authority of the Board of Directors in the management of the business and the affairs of the Company as necessary and appropriate during the interim between meetings of the full board.

The Company has an Audit Committee composed of three non-management directors. (A non-management director is one other than a present officer of the Company or of any affiliate thereof.) Members currently serving on the committee are Messrs. Coleman (chairman), Hamilton and Nordman. This committee oversees the selection and retention of an independent auditor and has responsibility for the content and oversight of the Company's audit program, including review of the effectiveness of corporate accounting and financial practices and the adequacy of internal controls.

The Investment Committee of the Company (formerly the Finance Committee) currently consists of Messrs. Randall (chairman), Farley and Toll. The function of the committee is to exercise the authority of the Board of Directors principally in connection with the supervision of investment policies and performance of the Company's life insurance subsidiaries' portfolios, including the related activities of KFS, investment adviser to the portfolios. Investments made under the committee's general guidelines are approved by the respective investment committees and boards of directors of the Company's life insurance subsidiaries.

The Corporate Public Policy Committee of the Company presently consists of three non-management directors: Messrs. Chain (chairman), Kennedy and Luecke. The committee is responsible for review of corporate policies with respect to corporate responsibility, legislative and regulatory matters and industry and consumer relations. Commencing in 1994, the Corporate Public Policy Committee maintains a regular subcommittee on Intercompany Conflicts, Accountability and Relationships. The subcommittee will scrutinize, evaluate, avoid where possible and resolve conflicts of interest among the Company or its subsidiaries and those companies within the organization whose ownership constituencies and interests are distinct from those of the Company and its stockholders; explore the equities and ethical considerations applicable to intercompany dealings; and review procedures and activities of management dealing with individual and intercompany conflicts of interest. Mr. Kennedy will be the representative of the Company at subcommittee meetings, Mr. Luecke will represent Fidelity Life Association, a mutual life insurance company, and Mr. Kierscht will be the invited representative of Kemper Financial Companies, Inc. While its functions will now be exercised as a subcommittee of the Corporate Public Policy Committee, during 1993, the Company maintained a board Committee on Intercompany Conflicts, Accountability and Relationships composed of a chairman and board representatives for the Company, KFC and Fidelity Life Association. During 1993, Mr. Luecke was the chairman of the committee, Mr. Farley was the representative of the Company, Mr. Kierscht represented KFC and Mr. Nordman represented Fidelity Life Association.

The Committee on Compensation and Organization is currently comprised of three non-management directors: Messrs. Kennedy (chairman), Chain and Farley. The committee is responsible for reviewing with management (1) the overall objectives, structure, cost and administration of the Company's compensation and benefit programs, (2) executive management's performance and (3) officer succession plans.

The Nominating Committee of the Company is currently composed of all non-management directors not standing for re-election within one year and not serving on the Executive Committee, except for the chairman who is appointed by the Board of Directors. Members currently serving on the committee are Messrs. Toll (chairman), Coleman, Hamilton, Luecke and Nordman. The committee has the responsibility of recommending nominees to the full board to fill directorships which expire at the annual meeting of stockholders, board vacancies and newly-created directorships. Any stockholder who wishes to have the committee consider a candidate should submit in writing the name of the candidate along with any biographical or other relevant information regarding the qualifications of such individual and the written consent of the proposed candidate to serve if nominated and elected. Such recommendations should be addressed to the Chairman of the Nominating Committee, in care of the corporate secretary of the Company, at the address appearing on the first page of this proxy statement.

During 1993, 11 Board meetings, 9 Executive Committee meetings, 6 Audit Committee meetings, 4 Finance (now Investment) Committee meetings, 2 Corporate Public Policy Committee meetings, 9 Committee on Compensation and Organization meetings, 1 Nominating Committee meeting and 2 meetings of the Committee on Intercompany Conflicts, Accountability and Relationships were held.

EXECUTIVE OFFICERS OF KEMPER CORPORATION
AS OF DECEMBER 31, 1993

                                    KEMPER
                                  CORPORATION               PRINCIPAL BUSINESS EXPERIENCE
    NAME, AGE AND POSITION       OFFICER SINCE            DURING PAST FIVE OR MORE YEARS(1)
- ------------------------------   -------------    -------------------------------------------------
David B. Mathis (55)                  1989        Chairman of the Board and Chief Executive Officer
Chairman of the Board and                         from February 1992; prior thereto, President from
Chief Executive Officer                           May 1990 to February 1992 and Chief Operating
                                                  Officer from May 1990 until February 1992; prior
                                                  thereto, Executive Vice President. Chairman of
                                                  the Board and Chief Executive Officer of Kemper
                                                  Reinsurance Company until March 1990.

Stephen B. Timbers (49)               1991        President and Chief Operating Officer since
President, Chief Operating                        September 1992; Chief Investment Officer from May
Officer and Director                              1991 until May 1993. Also Senior Executive Vice
                                                  President of KFS from March 1990 until November
                                                  1993 and Chief Investment Officer of KFS from
                                                  March 1990 until November 1993; prior thereto,
                                                  Executive Vice President and Chief Investment
                                                  Officer.

Charles M. Kierscht (54)              1993        Executive Vice President from May 1993. Also
Executive Vice President and                      Chairman of the Board, President and Chief
Director                                          Executive Officer of KFC and KFS from July 1991;
                                                  prior thereto, Executive Vice President of KFC
                                                  and President and Chief Operating Officer of KFS.

John H. Fitzpatrick (37)              1986        Executive Vice President and Chief Financial
Executive Vice President,                         Officer from May 1993; prior thereto, Senior Vice
Chief Financial Officer and                       President and Chief Financial Officer from May
Director                                          1990; prior thereto, Vice President.

Alan J. Baltz (57)                    1990        Senior Vice President from May 1990; prior
Senior Vice President                             thereto, Controller of Lumbermens.

Kathleen A. Gallichio (39)            1990        General Counsel and Corporate Secretary from May
General Counsel and Corporate                     1991; prior thereto, Corporate Counsel and
Secretary                                         Corporate Secretary from May 1990; prior thereto,
                                                  Assistant General Counsel of Lumbermens.
John W. Burns (42)                    1986        Treasurer and principal accounting officer from
Treasurer (principal                              May 1990; prior thereto, Assistant Treasurer from
accounting officer)                               April 1989. Also Chief Accounting Officer of KFC
                                                  since January 1993. Treasurer of Lumbermens until
                                                  May 1990.

- -------------------------
(1) All executive officers have similar business experience with various Kemper Corporation subsidiaries. Where indicated as having had business experience with Lumbermens, the executive officers also had similar business experience with Lumbermens' subsidiaries and affiliates.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION
                                                                           AWARDS
                                       ANNUAL COMPENSATION         ----------------------
                                ---------------------------------                STOCK
          NAME                                          OTHER      RESTRICTED  UNDERLYING
          AND                                           ANNUAL       STOCK       STOCK      ALL OTHER
       PRINCIPAL                                       COMPEN-       AWARDS     OPTIONS      COMPEN-
        POSITION          YEAR  SALARY($)  BONUS($)  SATION($)(1)    ($)(2)       (#)      SATION($)(3)
- ------------------------ ------ ---------  --------  ------------  ----------  ----------  ------------
David B. Mathis,           1993 $ 531,308  $960,000    $193,357     $ 560,625     45,000     $111,811
  Chairman of the Board    1992   473,846   360,000     167,658       131,250     15,000       24,219
  and Chief Executive      1991   400,000   480,000     164,503       253,750     25,000       53,329
  Officer
Stephen B. Timbers,        1993   448,269   816,000      25,508       560,625     40,000      143,455
  President and Chief      1992   412,500   500,000       7,706       110,250     10,000      106,789
  Operating Officer        1991   360,000   307,200       6,744       119,625     10,000       57,344(4)
Charles M. Kierscht,       1993   440,000   412,000      17,980       149,500     15,000      188,398(4)
  Executive Vice           1992   400,000   650,000      10,629       110,250     10,000      115,648
  President                1991   387,500   300,000      13,415       119,625     10,000      190,466
John H. Fitzpatrick,       1993   240,462   360,000      21,117       373,750     25,000       59,675(5)
  Executive Vice           1992   210,000   210,000      11,176        84,000      8,600       15,072(5)
  President and Chief      1991   190,000   250,000       9,948       108,750     10,000       86,935(5)
  Financial
  Officer
Kathleen A. Gallichio,     1993   200,385   175,000      16,873       224,250     15,000       39,183
  General Counsel and      1992   175,000   112,000      10,130        70,875      6,800        6,006
  Corporate Secretary      1991   135,100   140,000       7,749        72,500      6,000        9,721

- ---------------
(1) The amounts disclosed in this column include:

     (a) Compensation income reported in 1993 of $145,625, in 1992 of $132,750, and in 1991 of $127,000, for Mr. Mathis based upon the market value on the vesting date of restricted stock awarded in 1988, 1987 and 1986, respectively, under the Kemper Corporation Senior Executive Long-Term Incentive Plan.

     (b) Compensation amounts paid to each of the named executive officers as non-preferential dividend equivalents on shares of restricted stock awarded at various times.

     (c) The cash value of shares of Company common stock when awarded under the Kemper Corporation Anniversary Award Program. Employees of the Company or participating subsidiaries are awarded shares on an increasing scale beginning with their 10th year of employment and every 5 years thereafter, with a pro rata award at retirement.

     (d) The taxable benefit from personal use of an employer-provided automobile, adjusted for the related tax expense.

(2) The values shown are based on the closing price for the Company's common stock on the date any restricted stock was awarded applied to the number of award shares. A five-year restriction period on transfers or other dispositions applies to all awards of restricted stock made to date. If a participant terminates service prior to the end of the five-year restriction period for reasons other than death, permanent disability or retirement, the shares and all associated rights are forfeited and returned to the Company. Participants may settle their tax obligations on the vesting of restricted shares by utilizing a portion of the award shares.

     As of December 31, 1993, Mr. Mathis held a total 42,000 shares of restricted stock, with an aggregate value (based on the closing price for the Company's common stock as of the date each award was granted) of $1,526,875; Mr. Timbers held a total 22,500 shares of restricted stock, with an aggregate value of $790,500; Mr. Kierscht held a total 11,500 shares of restricted stock, with an aggregate value of $379,375; Mr. Fitzpatrick held a total 16,200 shares of restricted stock, with an aggregate value of $556,500; and Ms. Gallichio held a total 10,700 shares of restricted stock, with an aggregate value of $367,625. Dividend equivalents, calculated based on the amount of the per share dividend declared and paid on the Company's outstanding common stock, will be paid as additional compensation income to the named individuals throughout the applicable five-year vesting period when dividends are paid to the Company's stockholders.

     Any remaining restriction period will terminate upon a "change of control" of the Company, or a sale of a subsidiary employer of the participant if such participant ceases to be an employee of the Company or one of its subsidiaries as a result of such sale. If these "change of control" provisions were presently triggered, each of the named executive officers would vest in all of the shares described in the preceding paragraph. See
     Section 7 of the plan document set forth in Annex A to this proxy statement for a description of such "change of control" events.

(3) Except for the amounts otherwise described in footnote (5) below with respect to Mr. Fitzpatrick, this column includes only the amounts of employer contributions and forfeitures allocated to the accounts of the named persons under profit sharing plans maintained by the Company, in the case of Messrs. Mathis, Timbers and Fitzpatrick and Ms. Gallichio, or by KFS in the case of Mr. Kierscht, or under supplemental plans maintained by both employers to provide benefits in excess of applicable ERISA limitations.

    The Company's profit sharing plan was contributory, with the Company matching 50 percent of participant 401(k) contributions. Participants may elect 401(k) contributions of up to 5 percent of annual compensation. Discretionary profit sharing contributions are considered by the Board of Directors annually. A discretionary contribution of $1.95 for each 401(k) dollar contributed was approved for eligible participants in the Company's plan for 1993.

    Under the KFS profit sharing plan, the KFS board of directors approved a 1993 contribution to the accounts of eligible participants in the amount of 15 percent of annual compensation.

    Under both the Company and the KFS profit sharing plans, annual compensation which is attributable to restricted stock vesting or stock option exercise is not taken into account for employer contributions.

    In the event a "change of control" of the Company occurs, the Company's supplemental plan provides for an accelerated lump sum distribution of vested amounts credited to that plan which are attributable to the Company's profit sharing plan. "Change of control" is defined under the supplemental plan in the same manner as under the Company's existing stock option and restricted stock plans. See Section 7 of the plan document set forth in Annex A to this proxy statement.

    Effective with the 1994 plan year, the Company and KFS adopted uniform profit sharing provisions providing for a 50 percent match of the first 5 percent of participants' elective 401(k) contributions; a discretionary year-end profit contribution of up to 7 1/2 percent of eligible annual compensation based on the Company's level of attainment of profit objectives; and a basic contribution of 5 percent of annual compensation (to a separate money purchase pension plan account) for eligible employees who continue employment through the end of each calendar year.

(4) Excludes a portion of Mr. Kierscht's bonuses earned in each of 1987 through 1989, $393,643 in the aggregate, and a portion of Mr. Timbers' bonuses earned in the same years, $154,027 in the aggregate, deferred under a mandatory contingent deferred plan maintained until December 31, 1990 by KFS and paid in 1991.

(5) Includes $3,368, $3,368 and $61,135 paid to Mr. Fitzpatrick by the Company in 1993, 1992 and 1991, respectively, to compensate him for the inability to continue to accrue any potential additional value under the various securities or options issued to him by KFC due to the mandatory redemption or lapse of such securities or options when his employment with KFS terminated in May 1990 upon commencement of his employment by the Company.

    Mr. Timbers owned various KFC securities interests which became subject to mandatory redemption or lapsed when his KFS employment terminated at year-end 1992 upon commencement of his employment by the Company. During a period extending to December 31, 2001, Mr. Timbers will, subject to continued employment by the Company or one of its subsidiaries, be eligible to elect to receive phantom compensation amounts from the Company based on the future appreciation, if any, which may pertain to the interests in KFC securities he previously owned. No such phantom compensation amounts were paid during any of the years reported in the table.

                             OPTION GRANTS IN 1993

                                                                                       POTENTIAL
                               INDIVIDUAL GRANTS                                  REALIZABLE VALUE OF
- -------------------------------------------------------------------------------      ASSUMED ANNUAL
                   NUMBER        % OF TOTAL                                       RATES OF STOCK PRICE
                  OF SHARES       OPTIONS                                             APPRECIATION
                 UNDERLYING      GRANTED TO    EXERCISE OR                         FOR OPTION TERM(4)
                   OPTIONS      EMPLOYEES IN   BASE PRICE        EXPIRATION      ----------------------
      NAME      GRANTED(#)(1)  FISCAL YEAR(2)   ($/SH)(3)           DATE           5%($)       10%($)
- -----------------------------  --------------  -----------   ------------------  ----------  ----------
David B.
  Mathis            45,000          3.0%         $38.375     April 30, 2003      $1,086,022  $2,752,194
Stephen B.
  Timbers           40,000          2.7%         $38.375     April 30, 2003         965,353   2,446,395
Charles M.          15,000          1.0%         $38.375     April 30, 2003         362,007     917,398
  Kierscht           5,867           .4%          $41.75     September 1, 2003      154,045     390,382
John H.
  Fitzpatrick       25,000          1.7%         $38.375     April 30, 2003         603,346   1,528,997
Kathleen A.
  Gallichio         15,000          1.0%         $38.375     April 30, 2003         362,007     917,398

- ---------------

(1) Except for Mr. Kierscht's 5,867 share option granted September 1, 1993, the options described above first become exercisable for 25 percent of the underlying shares on or after April 30, 1994, one year after the date of grant, and for the total number of underlying shares on or after April 30, 1995. The options granted September 1, 1993, including Mr. Kierscht's, first become exercisable for 20 percent of the total underlying shares on September 1, 1994, the first anniversary of the date of grant, and for an additional 20 percent of the underlying shares on each successive anniversary of the date of grant until they become fully exercisable on September 1, 1998, five years from the date granted.

(2) Based on 1,481,100 shares, the total number of shares granted under options in 1993. This total includes 886,400 shares granted under options on September 1, 1993 to employees of Kemper Securities, Inc. and subsidiary employee holders of KFC Debentures under a special incentive award program. Of the named executive officers, only Mr. Kierscht participated in this award as a holder of KFC Debentures.

(3) The option exercise price assigned by the Committee was the last sale price for Kemper Corporation common stock on the date of the respective grants.

(4) The assumed annual rates of stock price appreciation are prescribed in the proxy rules and should not be construed to forecast any future appreciation in the market price for the Company's common stock.

(5) These options contain a "reload" feature which entitles an optionee who, within the first eight years after the date the option was granted, pays all or any portion of the exercise price of an option with shares of Company common stock to receive a new non-qualified stock option to purchase a number of shares equal to the number of shares of common stock tendered in payment. The new option will have an exercise price equal to the fair market value of the common stock on the date of such exercise by payment in shares, and is only exercisable as long as the optionee continues to hold the shares issued on exercise of the initial option. The new option would vest in installments identical to those first applying to the option exercised. In no event, however, can any new option granted under the "reload" feature be exercised beyond the ten-year term of the initial option exercised.

(6) The options disclosed in the table, if not fully exercisable, automatically become fully exercisable upon a "change of control" of the Company, or a sale of a subsidiary employer of the optionee if the optionee ceases to be an employee of the Company or one of its subsidiaries as a result of such sale, if the change of control or sale occurs at least one year from the date the option was granted. See Section 7 of the plan document set forth in Annex A to this proxy statement for a description of such "change of control" events.

                      AGGREGATED OPTION EXERCISES IN 1993
                       AND OPTION VALUES AT YEAR-END 1993

                                                                 NUMBER OF         VALUE OF UNEXERCISED
                                                                UNEXERCISED            IN-THE-MONEY
                                                                  OPTIONS               OPTIONS AT
                                                                AT FY-END(#)           FY-END($)(1)
                       SHARES ACQUIRED          VALUE           EXERCISABLE/           EXERCISABLE/
        NAME           ON EXERCISE(#)        REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
- --------------------   ---------------    -----------------    ----------------    --------------------
David B. Mathis                 --                  --         146,955/87,510(2)   $ 1,086,402/$358,898(2)
Stephen B. Timbers              --                  --          12,500/47,500           25,000/  75,000
Charles M. Kierscht             --                  --          17,900/17,500(2)       116,584/  75,000(2)
John H. Fitzpatrick             --                  --          63,430/47,710          425,068/ 193,710
Kathleen A.
  Gallichio                     --                  --          41,480/31,360          287,443/ 141,148

- ---------------
(1) Based on a value per share of $36.25 as of December 31, 1993 over the exercise price, if less.

(2) Where needed, the figures are adjusted to reflect the 3-for-1 stock split in June 1986.

TERMINATION PROTECTION AGREEMENTS

The Company and 13 senior executives, including the named executive officers (the "Executives"), have entered into agreements (the "Agreements") dated March 17, 1994 intended to encourage the Executives to remain with the Company during periods of uncertainty with respect to the Company's ownership and to enhance their abilities to act in the best interests of the Company and its stockholders with respect to any offer for the Company, without being influenced by any uncertainties surrounding their respective situations with the Company.

The Agreements may be unilaterally terminated by the Company upon at least one year's advance notice. If effective on the date of a Change of Control of the Company, the Agreements would remain in effect for three years or such longer period as is necessary to give effect to their terms. Change of Control is defined under the Agreements in the same manner as under the Company's existing stock option and restricted stock plans. See Section 7 of the plan document set forth in Annex A to this proxy statement.

Under the Agreements, an Executive would receive severance benefits if the Company were to terminate his or her employment with the Company without Cause (defined below) or if the Executive were to resign for Good Reason (defined below) either within three years after a Change of Control or prior to a Change of Control at the request of the acquiror. Such severance benefits would be: (i) a payment equal to three times the sum of the Executive's base salary, target bonus and target equity awards (i.e., the value of the Executive's target awards of options and restricted stock under the Company's long-term stock award program); (ii) a payment equal to three times the Executive's target profit sharing contribution from the Company, reduced for each month of service after the Change of Control; (iii) payment of a pro-rata portion of the Executive's target bonus for the year of termination; (iv) continued welfare benefits for three years (or, if shorter, until the Executive becomes covered under a new employer's plan); (v) payment of any accrued but unpaid bonuses (for prior years) and any deferred compensation; (vi) three years additional age and service credit towards eligibility for post-retirement welfare benefits (offset by additional age and participation actually credited after the Change of Control); (vii) acceleration of vesting under the Company's supplemental retirement plans, payment of the Executive's accrued benefit under these plans and, to the extent the Executive is entitled to a benefit under the defined benefit portion of any of these plans, three years additional age and service credit towards eligibility for all purposes, including benefit accrual and eligibility for early retirement (offset by additional age and service actually credited after the Change of Control); and (viii) reimbursement for outplacement counseling services. Any severance benefits payable are grossed-up to the extent an Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code due to the receipt thereof. The Agreements preserve any applicable Change of Control provisions under other agreements or arrangements, such as the Company's equity-based compensation programs. They also preserve the Executive's indemnification rights, require the Company to maintain certain directors' and officers' liability insurance coverage and impose certain confidentiality obligations on the Executive.

Cause is defined generally as (i) willful malfeasance which has a material adverse effect on the Company; or (ii) conviction of a felony. As to any Executive, Good Reason is defined to be any of the following actions, without the Executive's express prior written approval, other than due to the Executive's permanent disability or death: (i) any diminution in the Executive's titles, duties, responsibilities, status or reporting relationship from the positions, duties, responsibilities, status or reporting relationship existing immediately prior to the Change of Control; (ii) removal of the Executive from, or any failure to re-elect the Executive to, any of the positions the Executive holds immediately prior to the Change of Control; (iii) failure to pay the Executive's base salary when due; (iv) any reduction of the Executive's base salary, target bonus or target equity award; (v) a material reduction in the Executive's employee or fringe benefits; (vi) a change of the Executive's principal place of employment to a location more than 20 miles from the Executive's principal place of employment immediately prior to the Change of Control; or (vii) any material breach of any provision of the Agreement.

RETIREMENT PLAN

The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the final pay formula contained in the Kemper Corporation Retirement Plan, a qualified defined benefit plan, including any pension amounts which would be provided under the Company's non-qualified supplemental retirement plan due to benefit limitations imposed by ERISA. The Retirement Plan includes an alternative career average benefit formula based on compensation earned during all years of plan participation (1.85 percent of the participant's first $10,000 of eligible compensation for each plan year and 2.40 percent of eligible compensation above $10,000), but the Company estimates that the Retirement Plan's final pay formula will produce the greater benefit to the persons identified in the SUMMARY COMPENSATION TABLE who participate in the Retirement Plan.

                               PENSION PLAN TABLE

 FIVE-YEAR                       YEARS OF PLAN PARTICIPATION
  AVERAGE        ------------------------------------------------------------
COMPENSATION        20           25           30           35           40
- ------------     --------     --------     --------     --------     --------
 $  200,000      $ 38,110     $ 47,638     $ 57,165     $ 66,693     $ 76,220
    250,000        48,110       60,138       72,165       84,193       96,220
    300,000        58,110       72,638       87,165      101,693      116,220
    350,000        68,110       85,138      102,165      119,193      136,220
    400,000        78,110       97,638      117,165      136,693      156,220
    450,000        88,110      110,138      132,165      154,193      176,220
    500,000        98,110      122,638      147,165      171,693      196,220
    600,000       118,110      147,638      177,165      206,693      236,220
    700,000       138,110      172,638      207,165      241,693      276,220
    800,000       158,110      197,638      237,165      276,693      316,220
    900,000       178,110      222,638      267,165      311,693      356,220
  1,000,000       198,110      247,638      297,165      346,693      396,220

A participant's remuneration covered by the Retirement Plan's final pay formula is his or her average annual salary plus bonus as reported in the SUMMARY COMPENSATION TABLE, plus the value of any award received under the Company's Anniversary Stock Award Program (except that bonuses are covered in the year they are paid rather than when they accrue for purposes of the Retirement Plan), or the 60 months preceding a participant's retirement or, in the case of a participant who has participated in the plan for less than 60 months, the period of his or her participation. The estimated credited years of plan participation at normal retirement age for the named executive officers participating in the Retirement Plan as of December 31, 1993 are as follows: 42 years for Mr. Mathis, 17 years for Mr. Timbers, 37 years for Mr. Fitzpatrick and 31 years for Ms. Gallichio. Actual years of participation for each individual are 33, 1, 10 and 5 years, respectively.

Benefits shown are computed as a straight life single annuity beginning at age 65, and are not subject to reduction for social security or other offset amounts. Because KFS has not adopted the Retirement Plan, Mr. Kierscht is not eligible to participate. Mr. Timbers, formerly a KFS employee, commenced participation in the Retirement Plan effective January 1, 1993.

The Retirement Plan provides that, on the occurrence of a "change of control" of the Company or certain other enumerated events such as plan termination or merger, the following protections for plan participants become effective: (i) participants become vested in all accrued benefits regardless of length of service; (ii) plan assets are allocated to provide the benefits accrued as of such date through the purchase of guaranteed annuities; and (iii) surplus assets, if any, available after all accrued benefits have been provided for are allocated to provide additional accrued benefits for participants under the guaranteed annuities or, to the extent necessary, the non-qualified supplemental plan. Following a "change of control", benefits credited to the supplemental plan which are attributable to the Retirement Plan are valued on an actuarially equivalent lump sum basis and distributed.

"Change of control" is defined under the Retirement Plan and the supplemental plan in the same manner as under the Company's existing stock option and restricted stock plans. See Section 7 of the plan document set forth in Annex A to this proxy statement.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page 20 shall not be incorporated by reference into any such filings.

REPORT ON EXECUTIVE COMPENSATION OF THE COMMITTEE
ON COMPENSATION AND ORGANIZATION

COMPENSATION PHILOSOPHY

The Company's executive compensation program is founded on certain guiding principles designed to align compensation with the Company's business strategy, performance and realization of stockholder value. Its overall objectives are designed to:

- - Attract and retain key executives critical to the long-term success of the Company;

- - Reinforce a common direction among the Company's distinct business units;

- - Reward executives for long-term strategic management by delivering appropriate ownership interests in the Company;

- - Support a performance-oriented environment that differentiates rewards based on contributions to business results;

- - Integrate the compensation program with the Company's strategic planning and performance measurement process; and

- - Provide competitive total compensation opportunities consistent with those of other leading diversified financial organizations.

The Company has developed an overall compensation strategy and corresponding compensation plans that tie a significant portion of executive compensation to success in meeting specified performance goals as well as in building stockholder value. As an executive's level of responsibility increases, a greater portion of potential total compensation is based on performance incentives and long-term equity awards and less on salary and employee benefits, often causing greater variability in the individual's compensation level from year to year.

In evaluating competitor practices, the Company's various operating subsidiaries are compared with their specific industry peers while compensation elements for executive officers of the Company are measured against those of diversified financial companies. Each year the Company participates in several compensation studies to determine the competitiveness of its executive compensation program. The peer group used at the Company level consists of approximately twenty selected diversified financial companies providing a cross-section of the diversified financial services industry. The group evaluated provides a relevant competitive frame of reference for the major segments of the Company's business portfolio, including asset management, securities brokerage and life insurance. Specific peer group companies are also selected on the basis of comparable asset size, business portfolio and corporate strategy, and represent the Company's most direct competitors for executive talent. Some of the companies comprising either the Dow Jones Insurance (Full Line) Peer Group or the Dow Jones Financial Services (Diversified) Peer Group are included within the industry peer group analyzed for compensation purposes. While peer group financial performance is not directly analyzed, the influence of results on industry compensation practices generally will produce an indirect effect over time.

COMPENSATION VEHICLES

The key elements of the Company's executive compensation program are base salary, annual incentive bonus and long-term equity awards.

Base Salaries

Base salary levels for the Company's executive officers and subsidiary officers are normally positioned somewhat below those for comparable positions in competitor companies. In determining base salary levels and annual salary adjustments for executive officers, the Committee considers market compensation comparisons as well as the individual's performance and relative contribution to the organization. In the case of a head of a functional or operating unit, that unit's operating results are also generally considered.

Annual Incentive Bonus Awards

The Company's executives are eligible for an annual cash bonus. Goals are established at the beginning of each year for the Company, and for each functional and operating unit, to provide the basis for achieving bonus awards. These include threshold, target and maximum performance goals which are clearly linked with resultant bonus opportunities at each level.

Bonus award opportunities throughout the Company are generally positioned above standard industry practices and are contingent upon business results. As such, a greater portion of the executive's compensation is placed at risk and tied more directly to operating performance. Bonus awards for executives in a functional or operating unit reflect results of the particular unit whereas consolidated results are the primary basis for bonuses for the Company's officers and staff.

Long-Term Equity Awards

Equity awards are designed to foster significant ownership interests in the Company common stock for key executives, thereby promoting greater identity between the Company's management and its stockholders. Two types of awards are granted to executive officers of the Company and its major functional and operating units as well as to other key employees:

Stock Options--a right to purchase shares of common stock over a ten-year period at the fair market value per share as of the date the option is granted; and

Restricted Stock Awards--shares of common stock which the recipient cannot sell or otherwise dispose of until a requisite employment period lapses.

The Company's practices in granting options and restricted stock are designed to provide opportunities fully competitive with those offered by other diversified financial companies. In establishing grant levels, the executive's responsibilities, past contributions to the Company and attainment of corporate and personal objectives, together with the practices of the same peer companies utilized for all aspects of the compensation program (verified by external surveys), are evaluated closely. The Committee considers the particular executive's accomplishments, as measured against preset three-year goals focused on creating longer term stockholder value, in determining the number of shares to be awarded. The measurement goals are established for the Company as well as for each executive officer and generally include important strategic initiatives as measurement factors. Prior equity grants can influence the Committee's determination of grant levels for a given period, particularly when evaluated against attainment of long-term performance objectives over the multi-year cycle of the overall compensation program.

Since 1991, the Company has granted options to approximately 300 key employees annually and has awarded restricted stock to approximately 50 senior executives under its executive compensation program.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

The Committee increased Mr. Mathis' base salary effective February 1, 1993 from $480,000 to $530,000 to recognize his achievements in repositioning the Company for the future as a focused financial services organization dedicated to producing higher and more consistent earnings for its stockholders.

Mr. Mathis' bonus for 1993 reflects the fact the Company met or exceeded each of its 1993 performance targets established early in the year. Under Mr. Mathis' leadership, the Company exceeded its target operating earnings goal and its objectives to increase the market price of the Company's common stock, both on an absolute basis as well as relative to the Standard & Poor's 500 Index. The Company also reduced its exposure to real estate-related assets beyond the level the Committee set to qualify for maximum performance-based compensation and, by divesting four major subsidiary operations in the year, met its targeted restructuring goal. The Committee recognized these excellent accomplishments in each of the measurement areas in establishing the bonus awards for Mr. Mathis as well as the other named executive officers.

The significant progress over the three-year compensation plan cycle in the Company's restructuring efforts as well as in the various categories underlying the above-described performance targets, together with the overall improvements in the Company's financial position, were all considered by the Committee in establishing awards of stock options and restricted stock to Mr. Mathis and each of the other named executive officers.

COMMITTEE ON COMPENSATION AND ORGANIZATION

Kemper Corporation's Committee on Compensation and Organization is comprised of the following non-management directors:

George D. Kennedy (Chairman)
John T. Chain Jr.
Raymond F. Farley

KEMPER CORPORATION VERSUS SELECTED COMPOSITE INDICES

Until it divested its reinsurance operations, risk management subsidiary and two property-casualty subsidiaries during 1993, the Company believed the most appropriate peer group for purposes of the following comparisons was the Dow Jones Insurance (Full Line) Peer Group. With such divestitures completed and the Company's focus on the asset management, life insurance and securities brokerage businesses confirmed, the Company believes comparison to the Dow Jones Financial Services (Diversified) Peer Group is now more appropriate. Both comparisons are set forth below but the Company expects comparison to only the diversified financial services peer group will be presented in future periods.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                                   1988-1993

                                                                   DOW JONES
                                                                   FINANCIAL
                                                                   SERVICES        DOW JONES
                                                                   (DIVERSI-       INSURANCE
      MEASUREMENT PERIOD          KEMPER COR-                    FIED) PEER G     (FULL LINE)
    (FISCAL YEAR COVERED)          PORATION         S&P 500          ROUP         PEER GROUP
1988                                       100             100             100             100
1989                                       200             132             135             132
1990                                       104             128             110              99
1991                                       172             166             157             136
1992                                       138             179             183             162
1993                                       174             197             211             190

Assumes $100 invested on December 31, 1988 in Kemper Corporation common stock, S&P 500, Dow Jones Financial Services (Diversified) Peer Group and Dow Jones Insurance (Full Line) Peer Group.
- ---------------
(1) Assumes reinvestment of dividends on a quarterly basis.
(2) Dow Jones Financial Services (Diversified) Peer Group consists of: Alexander & Alexander Services Inc., American Express Company, Beneficial Corp., Dreyfus Corporation, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Household International, Inc., Marsh and McLennan Companies Inc., The Travelers Corp. and Student Loan Marketing Association.
(3) Dow Jones Insurance (Full Line) Peer Group consists of: Aetna Life & Casualty Company, Aon Corporation, CIGNA Corporation, Kemper Corporation, Lincoln National Corp., Transamerica Corporation and Unitrin Inc.

COMPENSATION OF DIRECTORS

1993 COMPENSATION

During 1993, the Company paid all non-management directors an annual retainer of $17,500. The Company paid the chairman of the Finance Committee an additional annual retainer of $12,000 (earned and paid on a monthly basis) and the chairmen of the Audit, Nominating and Corporate Public Policy Committees, and the Committees on Compensation and Organization and Intercompany Conflicts, Accountability and Relationships, an additional annual retainer of $7,500 each (with these retainers paid semi-annually but earned 25 percent quarterly). The Company also provided reimbursement for necessary travel and accommodation expenses incurred for attendance at each meeting of the Board of Directors of the Company or committee thereof, and paid the following meeting fees during 1993:

           MEETINGS                                   1993 COMPENSATION
- -------------------------------  ------------------------------------------------------------
Board                            A fee of $1,000 for each meeting attended.
Executive Committee              A fee of $1,500 for each meeting attended.
Audit Committee                  A fee of $750 for each meeting attended.
Corporate Public Policy          A fee of $500 for each meeting attended.
  Committee
Committee on                     A fee of $500 for each meeting attended.
  Compensation and
  Organization
Nominating Committee             A fee of $1,000 for each meeting attended.
Finance Committee                A fee of $500 for each meeting attended. The retainer paid the chairman of the committee was in lieu of any meeting
                                 fees.

The Company paid a fee of $500 to its representative serving on the Committee on Intercompany Conflicts, Accountability and Relationships for each meeting attended during 1993.

1994 COMPENSATION

Effective January 14, 1994, the Board changed the membership and configuration of its committees and the director compensation program. Such changes were designed to rebalance and streamline board committee participation to promote efficiencies; facilitate contemporaneous committee meetings to free additional time for full board deliberations; de-emphasize meeting fees in favor of standardized retainers to better equalize director compensation; and increase total director compensation to better align with emerging standards for financial services companies. The cash compensation program for non-management directors was last amended in mid-1990.

As a result of these changes, effective January 1, 1994, all non-management directors receive an annual retainer of $35,000 for Board service and an additional $15,000 annual retainer for committee service, the latter amount applying regardless of the number of committees on which a director serves. These retainers are earned quarterly but paid semi-annually.

The Company continues to provide reimbursement for necessary travel and accommodation expenses incurred for attendance at each meeting of the Board of Directors or committee thereof, and will pay the following meeting fees:

           MEETINGS                                   1994 COMPENSATION
- -------------------------------  ------------------------------------------------------------
Board                            A fee of $500 for each meeting attended.
Executive Committee              A fee of $250 for each meeting attended.
Audit Committee                  A fee of $500 for each meeting attended.
Corporate Public Policy          A fee of $1,000 for each meeting attended.
  Committee
Committee on                     A fee of $250 for each meeting attended.
  Compensation and
  Organization
Investment Committee             A fee of $500 for each meeting attended.
Nominating Committee             A fee of $2,000 for each meeting attended.

Other than the above compensation, non-management directors receive no additional cash remuneration from the Company. Directors who are salaried employees of the Company or any of its subsidiaries do not receive any annual retainer or meeting fees for service as a director or on any board committee.

DIRECTOR STOCK OPTIONS

Non-qualified stock options are automatically granted once each year under the Kemper Corporation Non-Management Director Stock Option Plan (the "Director Plan") to the Company's non-management directors. Two types of non-qualified stock options are issuable under the Director Plan. An initial option to purchase up to 5,000 shares of Kemper Corporation common stock was granted to each of the Company's non-management directors elected or continuing in office on May 16, 1990 and is granted to any new non-management director on the date of the organizational board meeting (the board meeting immediately following the annual stockholders' meeting) at which he or she first serves as a member of the Company's Board of Directors.

Also, each non-management director annually receives a non-qualified stock option to purchase 1,000 shares of Kemper Corporation common stock on the date of the organizational board meeting next following the date on which such director received an initial option and on the date of each succeeding organizational board meeting during the period of such director's incumbency.

The option exercise price of each option granted under the Director Plan is equal to the last sale price of the Company's common stock at the date of the automatic grant. Shares purchased through the exercise of an option must be paid for in full either in cash or with an amount of the Company's common stock having a fair market value equal to the exercise price, or a combination of both.

The Director Plan provides that each option granted thereunder has a ten-year term and is not exercisable during the first year from the date the option was granted. Thereafter, the director may purchase up to one-fourth of the shares covered by the option in the second year after grant, up to an additional one-fourth of the total shares in the third year after grant (one-half of the total shares cumulatively), up to an additional one-fourth of the total shares in the fourth year after grant (or cumulatively, for three-fourths) and become fully exercisable in or after the fifth year following grant. Notwithstanding these installment purchase provisions applicable to each of the options granted under the Director Plan, such options become fully exercisable upon the retirement of the director from the Company's board if such retirement occurs after one year from the date the particular option was granted.

Any option granted under the Director Plan also becomes fully exercisable upon the occurrence of one of certain enumerated events resulting in a "change of control" of the Company, provided such change of control event occurs at least one year after the date the option was granted to a director. See Section 7 of the plan document set forth in Annex A to this proxy statement for a description of such "change of control" events. The Director Plan contains standard anti-dilution provisions. Subject to certain limitations, the Board of Directors may amend or terminate the Director Plan at any time (although amendments may not be adopted more frequently than once every six months), but such actions cannot adversely affect any outstanding option.

OTHER DIRECTOR BENEFITS

Non-management directors may elect to participate in the Kemper Corporation Director Deferred Compensation Plan prior to the commencement of any calendar year in which director compensation is earned. A decision to defer compensation is irrevocable once the relevant period begins. The deferred compensation and any earnings credited thereon can be accumulated in an Income Account (credited at the prime rate of interest), a phantom Stock Unit Account (credited with an amount based on the market performance and dividend rate of Kemper Corporation common stock) or a combination of both. All deferred compensation and any accumulated credited earnings are payable to the director either in quarterly payments, a single lump sum or partial lump sum payments, in each case commencing with the first quarter following cessation of service as a director or such later date(s) as earlier designated by the director. John C. Stetson deferred fees under this plan until his retirement from the board in May, 1993.

The Kemper Corporation Director Retirement Plan provides that each non-management director (who is not entitled to a benefit under any qualified pension or profit sharing plan sponsored by the Company or any of its subsidiaries) shall, upon the later of retirement or attaining age 72, receive a retirement benefit payable quarterly for ten years or the number of plan quarters in which the director served as a director of the Company, whichever is less. Payments cease after the date of death of the director. The retirement benefit presently accrues at $3,000 per quarter. The average of the accrual rates for the last forty quarters of service (or the director's service period, if less) determines the amount of the quarterly retirement benefit.

For their periods of incumbency, the non-management directors are each provided life insurance coverage (without cash value) in the amount of $50,000, and accidental death and dismemberment insurance coverage while traveling on Company business (without cash value) in the amount of $250,000, in each case payable to the beneficiaries designated from time to time by each such director. Such coverages are reduced to the extent coverage is provided by an employee or retiree benefit plan sponsored by the Company or any of its subsidiaries.

DIRECTOR EMERITUS

Mr. Stetson, who served as a director of the Company from 1973 to 1977 and again from 1979 to 1993 (having served as Secretary of the United States Air Force during the interim), retired from the Board effective with the May 12, 1993 annual meeting of stockholders and became director emeritus of the Company. As director emeritus, Mr. Stetson may attend meetings of the board or any committee on which he previously served prior to his retirement. He will be paid fees for any meeting attended equal to those payable to directors and will continue to receive the annual board retainer of $30,000. His participation in the Director Deferred Compensation Plan and the Director Retirement Plan, as well as under the insurance coverages afforded directors, terminated effective with the 1993 annual meeting. His outstanding stock options are exercisable in accordance with their post-retirement exercise provisions.

APPROVAL OF THE KEMPER CORPORATION 1993 SENIOR EXECUTIVE LONG-TERM INCENTIVE
PLAN

The Board of Directors requests stockholder action to approve the Kemper Corporation 1993 Senior Executive Long-Term Incentive Plan (the "Plan") adopted by the board on May 12, 1993. To be approved, the Plan must receive the affirmative vote of a majority of the shares voting at the meeting, whether present in person or represented by proxy.

THE PLAN

While the following summary attempts to include the material provisions of the Plan, it is no substitute for a review of the Plan document which is attached hereto as Annex A. Stockholders are encouraged to review the Plan document carefully.

The Plan is a successor to the Company's Senior Executive Long-Term Incentive Plan and 1989 Senior Executive Long-Term Incentive Plan and was adopted to the extent the shares available under such earlier stockholder-approved plans had been virtually exhausted by previous awards.

The Board believes the implementation of this Plan will (1) increase the Company's ability to attract, motivate and retain capable management personnel;
(2) foster the identity of the participants' interests with the interests of stockholders; and (3) increase the participants' stakes in the future growth and prosperity of the Company.

Participation in the Plan is limited to those key executive officers of the Company or its subsidiaries who have a significant opportunity to influence long-term profit performance. Participants in the Plan will be chosen from time to time by the Committee on Compensation and Organization (the "Committee"), which administers the Plan. Members of the Committee, all of whom are non-management directors, are not eligible to participate in the Plan. The Committee determines, in its sole discretion, the participants, the date of award and the number of shares to be awarded under the Plan. If the Committee retains its prior practice in administering the Company's restricted stock plans, approximately 50 senior executives are selected to receive restricted stock awards each year.

An aggregate of 500,000 shares of Kemper Corporation common stock may be awarded on or before May 13, 1998, from the treasury stock of the Company, to participants pursuant to the Plan, subject to certain anti-dilution adjustments. On March 17, 1994, upon recommendation of the Committee, the Board of Directors amended the Plan to impose a 100,000 share maximum, subject to anti-dilution adjustments, on the number of shares that may be granted to any single participant under the Plan. This amendment was designed to preserve the tax deductibility for the Company of any compensation expense arising on the vesting of shares in accordance with Section 162(m) of the Internal Revenue Code. See APPROVAL OF THE COMPANY'S PERFORMANCE-BASED COMPENSATION PROGRAM later in this proxy statement.

Because the Committee exercises its sole discretion in awarding Plan shares, the amount or value of Plan shares which may be awarded under the Plan to any particular individual or group are not presently determinable. The following table discloses the numbers and value of Plan shares awarded under the Plan on May 13, 1993, subject to stockholder approval of the Plan, to the named executive officers, the Company's executive officers as a group and to all employees, including officers who are not executive officers, based on the closing price of the Company's common stock on that date:

                                 PLAN BENEFITS

                                                                                         NUMBER OF
                              NAME                                   DOLLAR VALUE(S)      SHARES
- -----------------------------------------------------------------    ---------------     ---------
David B. Mathis..................................................      $   560,625         15,000
Stephen B. Timbers...............................................      $   560,625         15,000
Charles M. Kierscht..............................................      $   149,500          4,000
John H. Fitzpatrick..............................................      $   373,750         10,000
Kathleen A. Gallichio............................................      $   224,250          6,000
Executive Officers, as a group (7 persons, including the
  above).........................................................      $ 2,063,100         55,200
All officers and employees, as a group (41 persons, including the
  above).........................................................      $ 4,369,138        116,900

RESTRICTIONS

Shares awarded under the Plan bear restrictions limiting the ability of the participant to sell or transfer the shares for a period of five years from the date of grant unless a different period is set by the Committee at the time of any award.

The Plan provides that if a participant terminates service prior to the end of the restriction period for reasons other than death, permanent disability, normal retirement or age 65, or a qualifying early retirement, the shares will be returned to the Company for no consideration. Plan shares awarded will vest in a participant upon an employment termination due to early retirement provided the participant attains one of the following combinations of age and total years of service with one or more of the Company and its subsidiaries: age 55 with at least 20 full years of service; 56 with 19 years; 57 with 18 years; 58 with 17 years; 59 with 16 years; 60 with 15 years; 61 with 14 years; 62 with 13 years; 63 with 12 years or 64 with 11 years.

Any remaining restriction period will terminate upon a "change of control" of the Company, or a sale of a subsidiary employer of a participant provided such participant ceases to be an employee of the Company or one of its subsidiaries as a result of such sale. Please refer to Section 7 of the Plan set forth in Annex A to this proxy statement for a description of these "change of control" and subsidiary sale provisions which can accelerate the vesting of Plan shares.

During the restriction period, the participant has the right to vote any shares awarded and will receive additional compensation equal to the value of dividends declared and paid thereon. At the expiration of the restriction period, the participant receives full ownership rights to such stock, including the right to thereafter sell or otherwise transfer the Plan shares.

TAX MATTERS

On the date the restriction period ends, or on the date within a restriction period of a participant's death, permanent disability, normal or qualifying early retirement, the participant or the participant's estate will be required to make a payment to the Company of the amount of any taxes which are required to be withheld due to the vesting of such shares. The Plan empowers the Committee to adopt rules to allow participants to elect to have shares which would otherwise vest due to the lapse of the restriction period, or as a result of a participant's death, permanent disability or normal or qualifying early retirement, withheld to satisfy the participant's tax liabilities.

The Committee has adopted procedures whereby participants can elect to have a number of Plan shares withheld whose fair market value on the election date does not exceed the participant's total estimated federal, state and local income and any employment tax liabilities arising in connection with the vesting of such shares. No election can be submitted within the first six months of the date on which the shares were awarded under the Plan (absent an intervening death, permanent disability or normal or qualifying early retirement). Elections must be submitted either (i) at least six months prior to the date on which the Plan shares will vest; or (ii) if prior to the date the shares vest, during the period beginning on the third business day and ending on the twelfth business day following the Company's public release of its quarterly earnings information. Shares withheld by the Company to comply with any participant's tax withholding election will be restored to treasury stock status and may later be awarded to participants under the Plan.

PLAN AMENDMENTS

The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, unless such alterations or amendments would materially increase the benefits accruing to participants pursuant to the Plan (except for adjustments in the event of stock dividends or splits, recapitalization or similar changes in the common stock), or materially modify the requirements as to eligibility for participation in the Plan.

If the stockholders do not approve the Plan, the Plan will be terminated and any Plan shares awarded on May 12, 1993 will be restored to the Company.

REASON FOR STOCKHOLDER APPROVAL

The Plan is being submitted for stockholder approval to obtain certain benefits provided by Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934 (the "Act"). If the Plan satisfies all of the Rule 16b-3 requirements, participants will be partially exempt from statutory liability imposed under
Section 16(b) of the Act which provides, generally, for a right of recovery by a public company for any profits realized by an executive officer of such company in connection with a purchase and sale, or a sale and purchase, of any equity security of the company within any period of less than six months.

If the stockholders approve the Plan and the exemptions apply, neither the grant of restricted shares under the Plan nor the subsequent termination of the restrictions will be deemed a "purchase" for purposes of Section 16(b). Also, neither an election to have shares withheld to satisfy a participant's tax liabilities nor the actual withholding of such shares will constitute a "sale" of the shares withheld for purposes of Section 16(b). The exemption will not apply to any subsequent sale or other disposition of Plan shares. In addition, the exemption will not apply to any restricted shares awarded under the Plan to an executive officer of the Company, including the executive officers named above in the PLAN BENEFITS table, unless the shares were awarded at least six months prior to any event accelerating the vesting of such shares, including a "change of control" of the Company. The Board of Directors believes that the limited exemptions sought will not negate the purposes of Section 16(b) which are to eliminate the opportunities for unfair trading advantages and to allow companies to recover short-swing statutory trading profits by corporate insiders.

The persons named on the enclosed proxy card (Peter B. Hamilton, George D. Kennedy and David B. Mathis) have agreed to represent stockholders submitting properly executed proxy cards and to vote for the approval of the Plan unless otherwise directed by the authority granted or withheld on the proxy cards.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PLAN.

APPROVAL OF THE COMPANY'S PERFORMANCE-BASED COMPENSATION PROGRAM

The Board of Directors requests stockholder action to approve the Company's Performance-Based Compensation Program (the "Program"). To be approved, the Program must receive the affirmative vote of a majority of the shares voting at the meeting, whether present in person or represented by proxy.

REASON FOR STOCKHOLDER APPROVAL

During 1993, a new Section 162(m) of the Internal Revenue Code (the "Code") was enacted which, commencing from January 1, 1994, inhibits the ability of public companies to deduct compensation expense in excess of $1.0 million paid in any taxable year to a public company's chief executive officer or any other person included within the five named executive officers identified by such company as among its highest paid executive officers for such year.

To preserve the continued deductibility of such compensation, Section 162(m), together with proposed regulations thereunder issued by the Internal Revenue Service late in 1993, establish various criteria for determining whether compensation paid under an affected public company's cash or stock-based compensation vehicles is sufficiently performance-based so as to continue to qualify for deduction. Among these criteria is a requirement that the material terms of a company's performance-based goals be approved by a majority of such company's stockholders.

As is further described below, your Board of Directors, based on the concurrence and advice of its Committee on Compensation and Organization (the "Committee"), believes the Company's various compensation vehicles utilized to provide senior management incentives should qualify as performance-based for purposes of these tax provisions. The Company's compensation program is designed to encourage a performance-oriented environment that differentiates rewards based on contributions to the Company's success in attaining a level of financial performance consistent with the interests of its stockholders.

In considering this item, stockholders are encouraged to carefully review the REPORT ON EXECUTIVE COMPENSATION OF THE COMMITTEE ON COMPENSATION AND ORGANIZATION (the "Report") earlier in this proxy statement. By outlining the Company's Compensation Philosophy and various Compensation Vehicles, the Report provides useful background information to the discussion below. As described in the Report, the key elements of the Company's executive compensation program are base salary, annual incentive bonus and long-term equity awards.

DESCRIPTION OF THE PROGRAM

The Program consists of two elements: an annual cash bonus portion and a long-term equity award portion. Compensation provided under both elements has been, and will continue to be, based on performance criteria established annually by the Committee. Performance-based awards granted in the form of annual bonuses are paid in cash by the Company. Equity awards are determined in accordance with the criteria established under the Program but consist of grants made pursuant to the Company's stockholder-approved restricted stock plans.

ELIGIBLE PARTICIPANTS

The Program covers Company executive officers as well as other officers and key management personnel of the Company and its various functional or operating units.

DESCRIPTION OF BUSINESS CRITERIA

Each year, as soon as practicable following the Company's development of its multi-year corporate and strategic plan, the Committee reviews and approves a number of performance-based goals, for each of the Company and its major functional or operating units, drawn from the Company's overall corporate objectives. For those executive officers whose compensation the Committee reasonably expects to be subject to Code Section 162(m), objective performance-based goals are established in writing by the Committee while the outcome is substantially uncertain. Such goals then become the basis on which eligibility for the Company's annual incentive bonuses and prospective long-term equity awards are established.

The performance-based goals are formulated utilizing minimum, target and maximum numeric standards for each targeted objective (distinct objectives generally apply for the Company and the various functional or operating units) and are then assigned relative percentage weightings by the Committee. After formulation by the Committee, the performance-based goals are presented to the Company's full Board of Directors for review and ratification.

As indicated in the section of the Report describing Mr. Mathis' compensation for 1993, a total of five performance objectives were established for the year just ended: the level of operating earnings for the Company; changes in the market price of the Company's common stock, both on an absolute basis as well as relative to the Standard & Poor's 500 Index; the level of reduction in the Company's exposure to real estate-related assets and the number of major subsidiary operations divested in the Company's repositioning effort.

For 1994, the Committee has established four performance measurement categories for the Company: the level of operating earnings for the Company, changes in the market price of the Company's common stock, with a separate performance goal related to changes in the stock price on an absolute basis versus a goal related to changes relative to the S&P 500 Index, and a reduction in total operating expenses of administrative areas.

If an executive officer is responsible for a particular functional or operating unit, certain of the applicable performance goals will relate to his or her specific area of responsibility for a portion of bonus or equity award opportunity. The factors considered in setting performance-based goals for a specific unit will consist of one or more of the following, as calculated for that particular unit: operating earnings, investment performance, growth in assets (including assets under management), sales, performance versus industry peers or national norms, improvements in capital ratios, implementation of system enhancements, cost control and reduction, growth in client or customer bases, accomplishment of specific management goals and divestiture of assets. As is the case for Company goals, any functional or operating unit's goals are each weighted by category and prescribed with numeric levels within minimum, target and maximum ranges. If, as is often the case, there are different levels of achievement of the applicable performance measurement categories, annual incentive bonuses will be paid based on the weighted blend of achievement levels.

To protect the Company from competitive disadvantage, the Committee believes it is appropriate to not disclose here the specific targets and relative weightings established for each of the performance-based goals for the Company for 1994 to the extent they are proprietary and highly confidential and their disclosure would adversely affect the Company.

To maintain flexibility in designing performance-based goals each year which are based on a timely assessment of the Company's highest priority strategic issues from time to time, the Committee may, in future periods, select additional or other categories of performance objectives or may eliminate certain categories if determined to be less significant to achieving optimal financial performance for the Company at that time. For example, while consummation of the divestitures of various subsidiaries was quite meaningful when the Company was undergoing its 1993 restructuring, this category has been dropped for 1994 performance measurement purposes as no longer particularly relevant to the interests of the Company's stockholders.

MAXIMUM AWARDS UNDER THE PROGRAM

The tax provisions require a maximum level of award be established under the Program to preserve deductibility of the related compensation expense. The maximum annual incentive bonus which is payable to any single individual under the Program is limited to $3.0 million. There is no present intention to award this level of bonus and, if anyone ultimately becomes eligible to receive this annual incentive bonus amount, it is likely to only be the chief executive officer.

Respecting the Company's restricted stock plan (see APPROVAL OF THE KEMPER CORPORATION 1993 SENIOR EXECUTIVE LONG-TERM INCENTIVE PLAN later in this proxy statement), the maximum number of shares which may be awarded to any participant is 100,000 shares. Also, as described in the Report, an award of shares to the chief executive officer or any other named executive officer is based on the Committee's evaluation of the particular executive's prior achievement of the applicable pre-established performance-based goals over the three-year cycle utilized generally by the Company for compensation purposes. The five-year vesting requirement generally employed in granting the Company's restricted stock provides an additional benefit to the Company by promoting retention.

It should be noted that with respect to the Company's stock option plans, such plans independently presently satisfy all pertinent requirements under the tax laws to retain the tax deductibility of any compensation expense arising upon the exercise of an option, and it is therefore not required at this time to establish a maximum per individual grant limitation.

The Board of Directors and the Committee reserve the right to hereafter modify any facet of the Program not requiring stockholder approval under Section 162(m) of the Code.

The persons named on the enclosed proxy card (Peter B. Hamilton, George D. Kennedy and David B. Mathis) have agreed to represent stockholders submitting properly executed proxy cards and to vote for the approval of the Program unless otherwise directed by the authority granted or withheld on the proxy cards.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPANY'S PERFORMANCE-BASED COMPENSATION PROGRAM.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Stockholder action at the annual meeting is also requested with respect to the ratification of board action appointing KPMG Peat Marwick as independent auditors for the Company for the calendar year ending December 31, 1994. Representatives of KPMG Peat Marwick are expected to be present at the stockholders' meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK.

OTHER BUSINESS

It is intended that proxies solicited by the Board, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

As of April   , 1994, the Board of Directors does not know of any other business to be acted upon at the meeting. However, if any matters other than those referred to above properly come before the meeting, the persons named in the proxy card intend to vote on such matters in accordance with their best judgment.

VOTING PROCEDURES

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions on the two plan proposals or the ratification of appointment of independent auditors will have the effect of a negative vote because such proposals require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote.

Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are not entitled to vote on the election of directors in contested elections. With respect to the two plan proposals, neither the Company's broker-dealer affiliate nor any other broker may vote shares held for customers without specific instructions from such customers. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors, the ratification of appointment of independent auditors or the two plan proposals.

COST AND METHOD OF SOLICITATION

In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company estimates that, in addition to its
directors and director-nominees, approximately   officers and employees will be
engaged in the solicitation of proxies on behalf of the Company. The Company will reimburse banks and brokers who hold shares of the Company's stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

The Company has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Georgeson, they will provide various proxy advisory and solicitation services for the
Company at an estimated cost of $     , plus reasonable out-of-pocket expenses.
It is expected that Georgeson will use approximately 100 persons in such solicitation.

The Company has entered into a general engagement letter with Goldman Sachs to act as its financial advisor to assist it in responding to any acquisition proposals it may receive or any other attempts to acquire control of the Company by way of a merger, tender offer, purchase of all or a substantial portion of its stock or assets, any contested solicitation of proxies or otherwise. Pursuant to the terms of the engagement letter, the Company has agreed to pay Goldman Sachs a financial advisory fee of $150,000 per annum. The engagement letter further provides that the above fee does not include any services Goldman Sachs may render as financial advisor to the Company with respect to any specific transaction of the type referred to above. Accordingly, the Company and Goldman Sachs expect to enter into a separate mutually acceptable fee arrangement with respect to the proxy solicitation by GECC and related matters. The Company has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses and to indemnify Goldman Sachs against certain liabilities, including liabilities under federal securities laws, arising in connection with the provision of the above-described services. In connection with Goldman Sachs' ongoing engagement as a financial advisor to the Company, employees of Goldman Sachs may communicate in person, by telephone or otherwise, with stockholders of the Company for the purpose of soliciting proxies on behalf of the Company. Goldman Sachs will not receive any additional fee in connection with any such solicitation activities. Goldman Sachs is familiar with the Company, having acted as its financial advisor from time to time, including acting as its financial advisor in connection with offerings of debt and equity securities and the exchange by Lumbermens Mutual Casualty Company of the major portion of its holdings of the Company's Common Stock for certain assets of the Company. Goldman Sachs also has provided, and continues to provide, certain financial advisory services to GE and its affiliates as to matters in existence prior to the proxy solicitation and as to matters unrelated to such solicitation.

Although no precise estimate can be made at this time, the Company estimates that the aggregate amount to be spent by the Company in connection with the
solicitation of proxies by the Company will be approximately $     , of which
approximately $     has been incurred to date. This amount includes the fees
payable to Georgeson but excludes (i) the salaries and fees of regular officers, directors and employees of the Company, (ii) the normal expenses of an uncontested election, and (iii) the financial advisory fees payable to Goldman, Sachs. The aggregate amount to be spent will vary depending on, among other things, the nature and extent of litigation relating to the proxy contest.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The directors of the Company and the Company's nominees for director, certain other officers and employees of the Company are, and certain others are or may be considered to be, participants in the solicitation of proxies on behalf of the Board of Directors of the Company. Certain information with respect to such persons is set forth in Annex B and Annex C hereto.

CERTAIN LEGAL PROCEEDINGS

Since March 15, 1994, the Company and certain of its directors, including directors who are also executive officers, have been named defendants in at least five complaints filed in the Court of Chancery in the State of Delaware. The complaints were brought by stockholders of the Company, individually and purportedly as class actions on behalf of all other stockholders of the Company. The complaints allege breaches of fiduciary duty by the Company and its directors arising primarily from the unsolicited GECC proposal and the defendants' alleged wrongful actions with respect thereto. The complaints seek injunctive relief prohibiting the Company from, among other things, utilizing certain defensive measures. The complaints also seek damages and other relief. The Company intends to vigorously contest the actions.

STOCKHOLDER LIST

A certified list of stockholders entitled to be present and vote at the annual meeting will be available at the office of the Company's corporate secretary, Long Grove, Illinois, and at the office of the

Company's transfer agent, Harris Trust and Savings Bank, 311 West Monroe Street, 11th floor, Chicago, Illinois, for inspection by any stockholder during normal business hours from May 1, 1994 to one day prior to the date of the annual meeting and at the annual meeting site on the day of the meeting.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next annual meeting in 1995 should be directed to the corporate secretary of the Company and must be
received by the Company no later than December   , 1994 for inclusion in the
proxy statement and proxy card relating to that meeting.

                                       Kathleen A. Gallichio
                                       Corporate Secretary

                                       April   , 1994

                                                                         ANNEX A

KEMPER CORPORATION 1993 SENIOR EXECUTIVE LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSES OF THE PLAN.

The purposes of the Kemper Corporation 1993 Senior Executive Long-Term Incentive Plan (the "Plan") are to increase the Company's ability to attract, motivate and retain capable management personnel; foster the identity of the participants' interests with the interests of the Company's stockholders; and increase the participants' stake in the future growth and prosperity of the Company.

SECTION 2. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee on Compensation and Organization of the Board of Directors of Kemper Corporation (the "Committee") consisting of three non-management members of the Board of Directors who shall not be eligible to participate in the Plan.

Subject to the provisions of the Plan, the Committee shall have the power to select the key executive officers who will participate in the Plan (the "Participants"), grant awards to the Participants, and do all other things relating to the Plan (including interpretations thereof) that it deems necessary or advisable. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan and awards made hereunder.

SECTION 3. PARTICIPATION.

Participants in the Plan, both initially and after its inception, shall be selected from key executive officers of Kemper Corporation (the "Company") or its subsidiaries who have a significant opportunity to influence long-term profit performance.

SECTION 4. GRANTS OF RESTRICTED SHARES.

An award made pursuant to this Plan shall be granted to a Participant in the form of restricted shares of $5.00 par value Common Stock of the Company ("Shares").

The Shares awarded shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of such Shares until such time as the Shares are vested in the Participant. As a condition of receiving such award, each Participant shall waive in writing any right to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to report the value of the Shares on the date granted as compensation income.

The Shares awarded shall be previously issued shares of Company Common Stock which have been reacquired by the Company and are held as treasury stock. Such awarded Shares shall be issued to the Participant without the payment of consideration by such Participant. Upon the termination of service of the Participant, other than by reason of death, disability or certain retirement events (all as provided in Section 5 hereof), all of such Shares which are not then vested shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Committee may also impose such other restrictions and conditions on any award of Shares as it deems appropriate.

Upon issuance to the Participant of the Shares awarded, the Participant shall have the right to vote such Shares and receive compensation income equal to the value of the cash dividends from time to time paid with respect to such Shares.

The maximum number of Shares that may be awarded pursuant to the Plan shall not exceed in the aggregate 500,000 Shares subject to adjustment as provided in
Section 6 hereof. The maximum number of Shares that may be awarded to any single Participant under the Plan shall not exceed in the aggregate 100,000 Shares, subject to adjustment as provided in Section 6 hereof. Shares forfeited pursuant to this Section 4 may be the subject of a new award made in any subsequent year or years in which Shares are awarded under the Plan.

The Plan will operate over the ten Plan years commencing with the Plan year ending December 31, 1993. Unless otherwise determined by the Committee at the time any Shares are awarded hereunder and subject to the provisions of Section 7 hereof, the award period required for non-forfeiture (the "Award Period") shall be five years in length.

SECTION 5. VESTING OF RESTRICTED SHARES.

Any Shares awarded to a Participant pursuant to the Plan shall be forfeited to the Company unless the Participant continues to be an officer of the Company or one of its subsidiaries at all times from the date of award of such Shares to the earliest of the following dates: (a) the last day of the Award Period with respect to such Shares; (b) the day the Participant dies; (c) the day the Participant's service terminates on account of disability; (d) the normal retirement date as defined in the tax-qualified retirement or profit sharing plan, as the case may be, covering such Participant or age 65, whichever first occurs; and (e) the date on which any Participant's employment terminates by reason of an early retirement, provided such Participant shall have attained one of the following combinations of age and total years of service with one or more of the Company and its subsidiaries:

                                 MINIMUM FULL
                       AGE     YEARS OF SERVICE
                       ---     ----------------
                       55             20
                       56             19
                       57             18
                       58             17
                       59             16
                       60             15
                       61             14
                       62             13
                       63             12
                       64             11

Termination of service on account of disability will occur when the Committee, in the exercise of its sole judgment, determines that a Participant is under such physical or mental disability that the Participant is no longer capable of rendering satisfactory service to the Company or its subsidiaries in such Participant's current position.

Upon completion of the period required for non-forfeiture pursuant to this
Section 5, full ownership of the Shares will vest in the Participant or the Participant's designated beneficiary or personal representative, at which time such Participant or the Participant's designated beneficiary or personal representative will be required to make payment to the Company in the amount of any taxes which are required to be withheld or accounted for with respect to the vesting of such Shares.

SECTION 6. DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Common Stock, the Committee shall make appropriate adjustments in the Shares theretofore awarded to any Participants and in the aggregate number of Shares which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all Plan purposes.

Additional shares of Company Common Stock issued to a Participant as the result of any such change in the outstanding shares of Common Stock of the Company shall bear the same restrictions as the Shares owned by the Participant at the time of the change.

SECTION 7. ACCELERATED VESTING EVENTS.

Notwithstanding the provisions of Section 5 hereof, the Award Period required for non-forfeiture of any Shares awarded to a Participant pursuant to the Plan shall terminate and such Shares shall immediately vest in such Participant (a) upon a "Change of Control" of the Company; or (b) upon a "Sale of a Subsidiary Employer" if such Participant is employed by such Subsidiary Employer and provided the Participant ceases to be an employee of the Company or one of its subsidiaries as a result of such event.

(1) A "Change in Control" of the Company shall be deemed to have occurred on the first to occur of any of the following dates:

     (a) on the date the Board of Directors of the Company votes to approve and recommends a stockholder vote to approve:

         (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Company's
             Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger; or

        (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any corporation where the Company owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of such corporation after any such transfer; or

       (iii) any plan or proposal for the liquidation or dissolution of the Company; or

     (b) on the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than Lumbermens Mutual Casualty Company or one or more trusts established by the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the Company's outstanding Common Stock; or

     (c) on the date the Board of Directors of the Company or any affiliate of the Company (within the meaning of Rule 12b-2 under the 1934 Act) authorizes and approves any transaction which has either a reasonable likelihood or a purpose of causing, whether directly or indirectly:

         (i) the Company's Common Stock to be held of record by less than 300 persons; or

         (ii) the Company's Common Stock to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association; or

     (d) on the date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

         (i) any member of the Board of Directors of the Company at the close of business on May 16, 1990;

         (ii) any member of the Board of Directors of the Company who succeeded any Continuing Director described in subparagraph (i) above if such successor was elected, or nominated for election by the Company's stockholders, by a majority of the Continuing Directors then still in office; or

        (iii) any director elected, or nominated for election by the Company's stockholders, to fill any vacancy or newly-created directorship on the Board of Directors of the Company by a majority of the Continuing Directors then still in office.

(2) A "Sale of a Subsidiary Employer" shall be deemed to have occurred on the date the Board of Directors of the Company authorizes or approves any transaction with any person or persons other than the Company or one or more of the Company's subsidiaries or affiliates (including, but not limited to, any sale, exchange, transfer, merger, consolidation, liquidation or other transaction) which, upon the consummation thereof, will result in the Company owning, directly or indirectly, less than 50% of the outstanding voting securities of such subsidiary.

SECTION 8. MISCELLANEOUS PROVISIONS.

A. A Participant's rights and interests in any Shares awarded pursuant to the Plan may not be assigned or transferred except by will or by the laws of descent and distribution.

B. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer of the Company or its subsidiaries.

C. The Company shall have the right to deduct or account for any Federal, state or local taxes required by law to be withheld or accounted for with respect to any Plan distributions. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or any portion of the liability for taxes arising in connection with the vesting of shares under the Plan by way of an election to have the Company withhold Shares otherwise issuable upon such vesting which have a fair market value equal to the amount of the tax liability to be satisfied in such manner.

D. Any fractional interest in Shares awarded pursuant to the Plan shall be eliminated and no cash settlements shall be made with respect thereto.

E. The Committee may require a Participant to establish to its satisfaction that all Shares acquired pursuant to the Plan will be held for investment and not with a view towards distribution or resale in any transaction or manner which would violate any applicable federal or state securities laws.

SECTION 9. AMENDMENT OF PLAN.

The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except as such alterations or amendments would materially increase the benefits accruing to Participants pursuant to the Plan, materially increase the number of securities which may be issued pursuant to the Plan (except as provided in Section 6 hereof), or materially modify the requirements as to eligibility for participation in the Plan. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted, adversely affect the rights of such Participant concerning such award, except as such termination or amendment of the Plan is required by applicable law or statute, or any rules or regulations promulgated thereunder.

SECTION 10. EFFECTIVE DATE.

Subject to the approval of the Plan by the stockholders of the Company at the Annual Meeting of the Stockholders to be held on May 11, 1994, the Plan shall be effective as of May 12, 1993, and shall operate over a ten-year period, but no awards of Shares shall be made after May 12, 1998.

                                                                         ANNEX B

INFORMATION CONCERNING THE COMPANY'S DIRECTORS

     Certain information with respect to each director is set forth below.

                                                                              SHARES OF $5 PAR VALUE
                                                                                   COMMON STOCK
                                                                                   BENEFICIALLY
                                                                                   OWNED AS OF
                  NAME                             BUSINESS ADDRESS              FEBRUARY 1, 1994
- ----------------------------------------   --------------------------------   ----------------------
John T. Chain Jr........................   Burlington Northern Railroad                  3,750(1)
                                           2680 Continental Plaza
                                           777 Main Street
                                           Fort Worth, Texas 76102
J. Reed Coleman.........................   Madison-Kipp Corporation                  1,518,845(1)(3)(5)(6)
                                           201 Waubesa Street
                                           Madison, Wisconsin 53704
Raymond F. Farley.......................   4061 North Main Street                        5,250(1)
                                           Racine, Wisconsin 53402
John H. Fitzpatrick.....................   Kemper Corporation                           86,386(2)(6)
                                           One Kemper Drive
                                           Long Grove, Illinois 60049
Peter B. Hamilton.......................   Cummins Engine Company, Inc.                  2,250(1)
                                           Mail Code 60908, Box 3005
                                           Columbus, Indiana 47202
George D. Kennedy.......................   Mallinckrodt Group Inc.                   1,500,845(1)(5)
                                           Mundelein, Illinois 60060
Charles M. Kierscht.....................   Kemper Corporation                           42,380(2)(7)
                                           One Kemper Drive
                                           Long Grove, Illinois 60049
Joseph E. Luecke........................   94 Otis Road                                317,208(1)(2)(4)
                                           Barrington, Illinois 60010
David B. Mathis.........................   Kemper Corporation                          199,081(2)
                                           One Kemper Drive
                                           Long Grove, Illinois 60049
Richard D. Nordman......................   Lawter International, Inc.                    5,500(1)
                                           990 Skokie Boulevard
                                           Northbrook, Illinois 60062
Kenneth A. Randall......................   6 Whittaker's Mill                            6,267(1)(6)
                                           Williamsburg, Virginia 23185
Stephen B. Timbers......................   Kemper Corporation                           35,500(2)
                                           One Kemper Drive
                                           Long Grove, Illinois 60049
Daniel R. Toll..........................   135 South LaSalle Street                  1,501,845(1)(5)
                                           Suite 1117
                                           Chicago, Illinois 60603

- -------------------------
(1) Includes 4,500 shares which each of Messrs. Coleman, Farley, Kennedy, Nordman, Randall and Toll, 2,750 shares which General Chain, 1,250 shares which Mr. Hamilton, and 250 shares which Mr. Luecke, can acquire within 60 days of February 1, 1994 under stock options granted pursuant to the Kemper Corporation Non-Management Director Stock Option Plan.

(2) Includes the following number of shares which the following persons or group have the right to acquire within 60 days of February 1, 1994 pursuant to stock options granted under the Kemper Corporation 1982 Incentive Stock Option Plan, 1985 Amended Stock Option Plan or 1990 Stock Option Plan: Mr. Fitzpatrick, 63,430 shares; Mr. Kierscht, 17,900 shares; Mr. Luecke, 220,965 shares; Mr. Mathis, 146,955 shares and Mr. Timbers, 12,500 shares.

(3) Excludes 10,839 shares held in several trusts created by Lumbermens Mutual Casualty Company, principal member of the Kemper National Insurance Companies ("Lumbermens") for the prospective retirement benefit of certain Lumbermens officers. As a member of the distribution committee of these trusts, Mr. Coleman presently shares voting and investment power over, but disclaims beneficial ownership of, such shares.

(4) Includes 48,480 shares held in various trusts created by Mr. Luecke for the benefit of his adult children.

(5) Includes 1,496,345 shares held by Lumbermens, the James S. Kemper Foundation, American Manufacturers Mutual Insurance Company, another of the Kemper National Insurance Companies ("AMM") and several trusts established for the benefit of Lumbermens' officers which certain of the Company's directors, to the extent they are also members of Lumbermens' or AMM's boards of directors, or trustees of the foundation, could be deemed to control either through voting or dispositive power. Such directors disclaim beneficial ownership of such shares.

(6) Includes shares owned by or for the benefit of the spouse, minor children or other relatives of the director.

(7) Mr. Kierscht beneficially owns 42,759.65 shares of Class B Common Stock of Kemper Financial Companies, Inc. ("KFC"), a publicly-reporting subsidiary of the Company, which he: (i) can acquire within 60 days of February 1, 1994 upon the conversion of various presently convertible series of Floating Rate Convertible Subordinated Debentures issued by KFC; or (ii) can acquire within 60 days of February 1, 1994 pursuant to stock options issued under KFC's 1986 and 1988 Stock Option Plans. KFC issued Debentures to various officers and designated employees of its subsidiaries during a period extending from 1986 through 1990. The Debentures were issued in groups of five series (the series having staggered conversion and maturity dates) and are convertible into shares of KFC Class B Common Stock based on a formula price for such stock applicable when the particular series were issued.

None of the directors of the Company has purchased or sold securities of the Company within the past two years except as follows:

General Chain acquired 1,000 shares of the Company's Common Stock on February 7, 1992.

Mr. Fitzpatrick acquired 3,200 shares of restricted stock on May 13, 1992 under the Kemper Corporation 1989 Senior Executive Long-Term Incentive Plan (the "1989 Plan"), and 10,000 shares of restricted stock on May 13, 1993 under the Kemper Corporation 1993 Senior Executive Long-Term Incentive Plan (the "1993 Plan"). Also during the past two years, Mr. Fitzpatrick has acquired shares of Common Stock through regular payroll deduction purchases and dividend reinvestment under the Kemper Corporation Dividend Reinvestment and Stock Purchase Plan (the "Investment Plan"), and he also acquired 391 shares on behalf of custodial accounts for two of his minor children on May 29, 1992 under the Investment Plan.

Mr. Hamilton acquired 1,000 shares on          , 1992.

Mr. Kierscht acquired 4,200 shares of restricted stock on May 13, 1992 under the 1989 Plan, 4,000 shares of restricted stock on May 12, 1993 under the 1993 Plan, and 6,000 shares of Common Stock on January 12, 1994 upon the exercise of an incentive stock option granted to him by the Company in 1984.

Mr. Luecke acquired a 40 share pro-rata award under the Kemper Corporation Anniversary Award Program on February 1, 1992, the date of his retirement as an executive officer of the Company. Also on his February 1, 1992 retirement date, Mr. Luecke transferred 16,490 shares of restricted stock back to the Company to settle certain of his tax liabilities arising due to the vesting of restricted shares awarded in earlier years under the 1989 Plan or the Kemper Corporation Senior Executive Long-Term Incentive Plan. On December 23, 1993, Mr. Luecke transferred 40,980 shares of Common Stock into various trusts maintained for the benefit of his adult children.

Mr. Mathis acquired 5,000 shares of restricted stock on May 13, 1992 under the 1989 Plan and acquired 15,000 shares of restricted stock on May 12, 1993 under the 1993 Plan. Also, during the past two years, Mr. Mathis has regularly acquired shares through the reinvestment of dividends under the Investment Plan, and he purchased 153 shares of Common Stock on March 31, 1992, 205 shares of Common Stock on June 30, 1992 and 140 shares of Common Stock on December 16, 1993 through voluntary purchase transactions under the Investment Plan.

Mr. Randall has regularly acquired shares of Common Stock during the past two years through the reinvestment of dividends under the Investment Plan.

Mr. Timbers acquired 4,200 shares of restricted stock on May 13, 1992 under the 1989 Plan and acquired 15,000 shares of restricted stock on May 12, 1993 under the 1993 Plan.

                                                                         ANNEX C

                            ADDITIONAL PARTICIPANTS

The following persons are or may be considered to be participants in the solicitation of proxies on behalf of the Board of Directors of the Company. Unless otherwise indicated, all persons listed in the table below are employed by Kemper Corporation, One Kemper Drive, Long Grove, Illinois 60049. Kemper Corporation is a financial services holding company with principal subsidiaries in asset management, life insurance and securities brokerage.

                                                                                KEMPER
                                                                              CORPORATION
                                                                              SECURITIES
                    NAME/POSITION WITH THE                                   BENEFICIALLY
                 COMPANY, SUBSIDIARY OR OTHER                                   OWNED(1)
                 ---------------------------------                          --------------
John A. Effrein/Director of Investor Relations(2)(3)(4)(5)...............        5,577
Ira Nathanson/Vice President, Corporate Communications(2)(3)(4)..........        6,276
Janice R. Kalmar McDill/Communications Officer(2)(6).....................           73
Steven A. Radis/Public Relations Officer(2)(7)...........................          -0-
Goldman, Sachs & Co. (broker-dealer, investment advisor and banker)
  85 Broad Street, New York,
  New York 10004(8)(9)...................................................    See note(10)

- -------------------------
 (1) Unless otherwise indicated, all numbers listed in this table and the footnotes refer to shares of Common Stock, $5.00 par value, of the Company, beneficially owned as of February 1, 1994.

 (2) None of the Company employees named in the prior table have purchased or sold securities of the Company within the past two years except for the purchases and sales of shares of the Company's Common Stock as detailed below. Unless stated otherwise, all of the stock purchases were made pursuant to the Investment Plan.

 (3) Includes 5,175 shares which Mr. Effrein, and 4,075 shares which Mr. Nathanson, can acquire within 60 days of February 1, 1994 under stock options granted pursuant to the Kemper Corporation 1990 Stock Option Plan.

 (4) Includes a single share stock award from the Company in April 1993.

 (5) Mr. Effrein acquired 200 shares of Common Stock on February 14, 1992 and 100 shares of Common Stock on May 21, 1992.

 (6) Ms. McDill acquired approximately 39.6 shares of Common Stock in December 1992 through a voluntary purchase transaction under the Investment Plan.

 (7) Mr. Radis sold 34 shares of Common Stock in December 1992, 10 shares of Common Stock in April 1993 and 3.9 shares of Common Stock in September 1993.

 (8) In addition to the fees to be received by Goldman Sachs in connection with its engagement as financial advisor to the Company described in this proxy statement under "Cost and Method of Solicitation", since January 1, 1992, Goldman Sachs have performed a number of investment banking and financial advisory services for the Company for which they received an aggregate of approximately $10.9 million in fees. These include fees for acting as financial advisor in connection with underwriting certain debt and equity offerings, certain divestitures and other financial advisory services.

 (9) Goldman Sachs disclaim that it or any of its directors, officers or employees is a "participant", as defined in Rule 14a-11(b) promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, in the solicitation to which this proxy statement relates or that such Rule 14a-11 requires the disclosure in this proxy statement of certain information concerning Goldman Sachs.

(10) As of March 24, 1994, Goldman Sachs held the following shares:

     Company Common Stock:

        Discretionary accounts where salesperson has discretion: 12,080 shares.

        Employee accounts: 13,850 shares. Of this amount 750 is discretionary where a Private Client Services salesperson has discretion in a family member's account.

        Partners accounts: Limited Partners -- 4,400 shares; General Partners -- 4,900 shares.

        Firm accounts: Long position -- 2,300 shares; Short position -- 214,300 shares.

      Options on Company Common Stock:

        Employee accounts: Long 20 with an exercise price of $40 (April Calls); Long 1 with an exercise price of $45 (July Call).

      Company Series E Convertible Preferred Stock:

        Firm account: 270,683 shares.

        Discretionary accounts where salesperson has discretion: 1,500 shares.

Goldman Sachs are principally engaged as a partnership in furnishing a full range of investment banking and brokerage services for institutional and individual clients. The Goldman Sachs Group L.P. ("GS Group"), a holding partnership that engages (directly or indirectly through subsidiaries or affiliated companies or both) in the business of buying and selling securities, and in making investments on behalf of its partners, is a general partner of Goldman Sachs. The general partners of GS Group consist of the general partners of Goldman Sachs other than GS Group. The general partners of Goldman Sachs and of GS Group have delegated to their respective Management Committees the power to act on their behalf with respect to the management of Goldman Sachs and GS Group, respectively. The Management Committees of Goldman Sachs and of GS Group consist of the same members. The names and business addresses of the members of the Goldman Sachs Management Committee (the "Management Committee Partners") and the present principal occupation or employment and the name, principal businesses and address of any corporation or other organization in which such employment is carried on with respect to each such Management Committee Partner are set forth below:

                                 ORGANIZATION AND            PRINCIPAL              CURRENT
            NAME                      ADDRESS                BUSINESS              POSITION
- ----------------------------   ---------------------    -------------------    -----------------
Stephen Friedman............   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
Roy J. Zuckerberg...........   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
David M. Silfen.............   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
Jon S. Corzine..............   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
Eugene V. Fife..............   Goldman, Sachs & Co.     Investment Banking     General Partner
                               Peterborough Court
                               133 Fleet Street
                               London EC4A-2BB
                               England

                                 ORGANIZATION AND            PRINCIPAL              CURRENT
            NAME                      ADDRESS                BUSINESS              POSITION
- ----------------------------   ---------------------    -------------------    -----------------
Robert J. Hurst.............   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
David A. George.............   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
Willard J. Overlock, Jr.....   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
Henry M. Paulson, Jr. ......   Goldman, Sachs & Co.     Investment Banking     General Partner
                               4900 Sears Tower
                               Chicago, IL 60606
Mark O. Winkelman...........   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004
Robert J. Katz..............   Goldman, Sachs & Co.     Investment Banking     General Partner
                               85 Broad Street
                               New York, NY 10004

The following partners and employees (the "Individuals") of Goldman Sachs may engage in solicitation activities in connection with the solicitation to which this proxy statement relates:

        NAME                                                POSITION
- -----------------------------------------------------   ----------------
Howard A. Silverstein................................   General Partner
Willard J. Overlock, Jr..............................   General Partner
John A. Golden.......................................   General Partner
Andrew M. Alper......................................   General Partner
Donald G. Kane II....................................   Vice President
Celeste A. Guth......................................   Vice President

Each of the Individuals is engaged in business at the New York or Chicago address of Goldman Sachs set forth above and is either a general partner or is employed by Goldman Sachs in the capacity listed beside his or her name.

No Individuals nor Management Committee Partners owned any of the above securities at March 24, 1994. In the normal course of their business, Goldman Sachs regularly buy and sell securities, including the Company's securities, for their own account and for the accounts of their customers. It is impracticable, however, owing to the volume of such transactions, to list each such transaction involving the Company's securities for the past two years for the purpose of this proxy statement. None of the Management Committee Partners or the Individuals purchased or sold for their own account securities of any class of the Company within the past two years.

In the normal course of their business, Goldman Sachs finance the securities positions of Goldman Sachs by bank and other borrowings and repurchase and securities borrowing transactions. To the knowledge of the Company, none of such borrowings were intended specifically for the purpose of purchasing securities of the Company.

Except as disclosed herein and elsewhere in this proxy statement, to the knowledge of the Company, none of the foregoing persons owns of record any securities of the Company which are not also beneficially owned by them nor do they beneficially own, directly or indirectly, any securities of any parent or subsidiary of the Company. Except for the information disclosed herein and elsewhere in this proxy statement, and except for customary arrangements with respect to securities of the Company held by Goldman Sachs for the accounts of its customers, to the knowledge of the Company, none of the foregoing persons nor any associate of such persons is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except for information disclosed herein and elsewhere in this proxy statement, to the knowledge of the Company, none of the foregoing persons nor any associate of such persons has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since January 1, 1993 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                               PRELIMINARY COPY--

                               NOTICE OF

                               ANNUAL MEETING
                               OF STOCKHOLDERS
                               MAY 11, 1994
                               AND
                               PROXY STATEMENT

                               KEMPER CORPORATION

                               LONG GROVE, ILLINOIS 60049

                                                                          (LOGO)

PRELIMINARY COPY--

- --------------------------------------------------------------------------------

 NOTE: PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.

       KEMPER CORPORATION PROXY       The undersigned hereby appoints Peter
       KEMPER CENTER, LONG GROVE,     B. Hamilton, George D. Kennedy and
       ILLINOIS 60049                 David B. Mathis, or any one of them,
                                      true and lawful proxy and attorney in
                                      fact for the undersigned, with power in
                                      each to appoint a substitute, to vote all
                                      shares of Kemper Corporation which the
                                      undersigned is entitled to vote at the
                                      1994 Annual Meeting of Stockholders to
                                      be held in the stockholders meeting room
                                      on the 57th floor of The First National
       THIS PROXY IS SOLICITED ON     Bank of Chicago, One First National Plaza,
       BEHALF OF THE BOARD OF         Chicago, Illinois, on May 11, 1994 at
       DIRECTORS WHICH RECOMMENDS A   10:30 a.m., and at any adjournment(s) or
       VOTE FOR ITEMS 1, 2, 3 AND 4.  postponement(s) thereof, as follows:

            1.  ELECTION OF DIRECTORS      /  /  FOR all nominees listed below              /  /  WITHHOLD AUTHORITY
                                                 (except as marked to the contrary below)         to vote for all nominees listed
                                                                                                  below

 John T. Chain, Jr., George D. Kennedy, David B. Mathis and Kenneth A. Randall

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                  NOMINEE, WRITE THAT NOMINEE'S NAME BELOW.)

                 --------------------------------------------

        2. THE APPROVAL OF THE KEMPER CORPORATION 1993 SENIOR EXECUTIVE LONG-TERM INCENTIVE PLAN.

               / / FOR            / / AGAINST            / / ABSTAIN

        3. THE APPROVAL OF THE COMPANY'S PERFORMANCE-BASED COMPENSATION
           PROGRAM.

               / / FOR            / / AGAINST            / / ABSTAIN

        4. THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR THE YEAR 1994.

               / / FOR            / / AGAINST            / / ABSTAIN

        5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                             (CONTINUED ON OTHER SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                           (CONTINUED FROM OTHER SIDE)

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.



                                              Dated:               , 1994

                                              ---------------------------

                                              ---------------------------
                                              Signature of Stockholder(s)

        NOTE: PLEASE DATE, SIGN YOUR NAME AS IT APPEARS HEREON AND RETURN PROMPTLY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD
        SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
        OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION,
        PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER
        AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
        NAME BY AUTHORIZED PERSON.
- --------------------------------------------------------------------------------

                                                                    ATTACHMENT A

                     PERFORMANCE-BASED COMPENSATION PROGRAM
                                       OF
                               KEMPER CORPORATION

                              SECTION 1 -- PURPOSE

1.1 The Performance-Based Compensation Program of Kemper Corporation (the "Plan") is designed to attract and retain the services of executive officers of the Corporation as well as other officers and key management personnel of the Corporation and its Subsidiaries. The Plan shall become effective as of January 1, 1994, subject to approval by stockholders in the manner required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                            SECTION 2 -- DEFINITIONS

2.1 For purposes of this Plan, the following terms shall have the following meanings:

          (a) "Award" means a grant made to a Participant pursuant to Section 4 of this Plan.

          (b) "Board of Directors" means the Board of Directors of the Corporation.

          (c) "Compensation Committee" or "Committee" means the Committee on Compensation and Organization of the Board of Directors.

          (d) "Corporation" means Kemper Corporation.

          (e) "Covered Employees" means Participants who the Committee anticipates will be "covered employees" for purposes of Code Section 162(m) for the applicable Plan Year.

          (f) "Participant" means an employee of the Corporation or of a Subsidiary who has been designated by the Committee as eligible to receive an Award pursuant to the Plan for the Plan Year.

          (g) "Plan Year" means the calendar year.

          (h) "Subsidiary" means (i) any corporation, domestic or foreign, more than 50 percent of the voting stock of which is owned or controlled, directly or indirectly, by the Corporation; or (ii) any partnership, more than 50 percent of the profits interest or capital interest of which is owned or controlled, directly or indirectly, by the Corporation; or (iii) any other legal entity, more than 50 percent of the ownership interest, such interest to be determined by the Committee, of which is owned or controlled, directly or indirectly, by the Corporation.

                           SECTION 3 -- PARTICIPATION

3.1 The Committee shall designate Participants for each Plan Year from among the executive officers of the Corporation and other officers and key management personnel of the Corporation and its Subsidiaries.

                              SECTION 4 -- AWARDS

4.1 For each Plan Year, the Committee shall approve performance-based goals for each of the Corporation and its Subsidiaries, or units thereof. Based upon such goals, the Committee shall grant annual incentive bonuses and long-term stock awards (collectively, the "Awards") to Participants. The Committee may, subject to the provisions of Section 4.2 hereof, impose additional conditions on such Awards and may, in its discretion, vary the amount to be paid pursuant to such Awards at any time in its sole discretion.

4.2 With respect to Covered Employees:

          (a) the Committee shall base Awards solely on one or more objective performance goals which are established in writing by the Committee, unless otherwise permitted under Reg. Section 1.162-27(h), while the outcome is substantially uncertain;

          (b) the performance goals which must be attained in order for payments to be made under the Plan shall be based upon business criteria which have been disclosed to the Corporation's stockholders;

          (c) no payments may be made under the Plan until the Committee has certified in writing (e.g., in its minutes) that the performance goals upon which Awards are based have been attained;

          (d) the annual incentive bonus payable to a Covered Employee for a Plan Year may not exceed $3,000,000 and the maximum number of shares of Corporation stock which may be granted to a Covered Employee hereunder is 100,000 shares;

          (e) the Committee, to the extent consistent with the requirements of Code Section 162(m), may make adjustments to Awards to reflect extraordinary gains or losses of the Corporation or its Subsidiaries, or similar events; and

          (f) the Committee may, in its sole discretion, reduce the amount otherwise payable to a Covered Employee at any time prior to the payment of the Award to the Covered Employee.

                 SECTION 5 -- ELIGIBILITY FOR PAYMENT OF AWARDS

5.1 A Participant shall receive payment of an Award if he or she remains employed by the Corporation or its Subsidiaries through the end of the applicable Plan Year, or such other date the Committee may prescribe.

               SECTION 6 -- FORM AND TIMING OF PAYMENT OF AWARDS

6.1 Awards may be paid, in whole or in part, in cash, in the form of grants of stock-based awards made under the Corporation's 1993 Senior Executive Long-Term Incentive Plan, as amended from time to time, or any successor plan, or in any other form prescribed by the Committee, and may be subject to such additional restrictions as the Committee, in its sole discretion, shall impose.

6.2 Awards shall be paid at such time as the Committee may determine.

                          SECTION 7 -- ADMINISTRATION

7.1 The Plan shall be administered by the Compensation Committee.

7.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to determine the amounts that shall be available for Awards each Plan Year and to establish the guidelines under which the Awards payable to each Participant shall be determined.

7.3 The Committee's interpretation of the Plan, grant of any Award pursuant to the Plan, and all actions taken within the scope of its authority under the Plan, shall be final and binding on all Participants (or former Participants) and their executors.

7.4 The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

                     SECTION 8 -- AMENDMENT AND TERMINATION

8.1 The Board of Directors may amend any provision of the Plan at any time; provided that no amendment which requires stockholder approval in order for Awards to be paid pursuant to the Plan to be deductible under Section 162(m) of the Code may be made without the approval of the stockholders of the Corporation. The Board of Directors shall also have the right to terminate the Plan at any time.

                           SECTION 9 -- MISCELLANEOUS

9.1 The fact that an employee has been designated a Participant shall not confer on the Participant any right to be retained in the employ of the Corporation or one or more of its Subsidiaries, or to be designated a Participant in any subsequent Plan Year.

9.2 No Award under this Plan shall be taken into account in determining a Participant's compensation for the purpose of any group life insurance or other employee benefit plan unless so provided in such benefit plan.

9.3 This Plan shall not be deemed the exclusive method of providing incentive compensation for an employee of the Corporation and its Subsidiaries, nor shall it preclude the Committee or the Board of Directors from authorizing or approving other forms of incentive compensation.

9.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation and its Subsidiaries.

9.5 The Corporation or any Subsidiary making a payment under this Plan shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

9.6 The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent not superseded by federal law.

9.7 A Participant's rights and interests in any Awards may not be assigned or transferred except by will or by the laws of descent and distribution. In the event of the death of a Participant, any payment due under this Plan shall be made to his or her estate.